UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. _____)

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☐	Soliciting Material Pursuant to §240.14a-12

Interface, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Interface, Inc.

2859 Paces Ferry Road, Suite 2000

Atlanta, Georgia 30339

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Interface, Inc. (the “Company”) will be held on Monday, May 12, 2014, at 3:00 p.m. Eastern Time, at the Vinings Club located at 2859 Paces Ferry Road, Atlanta, Georgia. The purposes of the meeting are:

	Item	Recommended Vote

1.	To elect ten members of the Board of Directors.	FOR

2.	To approve executive compensation, often referred to as a “say on pay”.	FOR

3.	To approve the Company’s Executive Bonus Plan.	FOR

4.	To ratify the appointment of BDO USA, LLP as independent auditors for 2014.	FOR

5.	Such other matters as may properly come before the meeting and at any adjournments of the meeting.

The Board of Directors set March 7, 2014 as the record date for the meeting. This means that only shareholders of record at the close of business on March 7, 2014 will be entitled to receive notice of and to vote at the meeting or any adjournments of the meeting.

The Board of Directors is using the attached Proxy Statement to solicit Proxies from shareholders. Please promptly complete and return a Proxy Card or use telephone or Internet voting at your earliest convenience. Voting your Proxy in a timely manner will assure your representation at the annual meeting. You may change or withdraw your Proxy at any time prior to the voting at the meeting.

By order of the Board of Directors

/s/ Raymond S. Willoch
Raymond S. Willoch Secretary

April 1, 2014

PLEASE PROMPTLY COMPLETE AND RETURN A PROXY CARD

OR USE TELEPHONE OR INTERNET VOTING PRIOR TO THE MEETING SO THAT YOUR VOTE

MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

Interface, Inc.

2859 Paces Ferry Road, Suite 2000

Atlanta, Georgia 30339

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

The Board of Directors of Interface, Inc. (the “Company”) is furnishing this Proxy Statement to solicit Proxies for Common Stock to be voted at the annual meeting of shareholders of the Company. The meeting will be held at 3:00 p.m. Eastern Time on May 12, 2014. The Proxies also may be voted at any adjournments of the meeting. It is anticipated that this Proxy Statement will first be made available to shareholders on April 1, 2014.

The record of shareholders entitled to vote at the annual meeting was taken as of the close of business on March 7, 2014. On that date, the Company had outstanding and entitled to vote 66,485,316 shares of Common Stock.

Each Proxy for Common Stock (“Proxy”) that is properly completed (whether executed in writing or submitted by telephone or Internet) by a shareholder will be voted as specified by the shareholder in the Proxy. If no specification is made, the Proxy will be voted (i) for the election of the nominees listed in this Proxy Statement under the caption “Nomination and Election of Directors,” (ii) for the resolution approving executive compensation, (iii) for approval of the Executive Bonus Plan, and (iv) for the ratification of the appointment of BDO USA, LLP as independent auditors for 2014. A Proxy given pursuant to this solicitation may be revoked by a shareholder who attends the meeting and gives notice of his or her election to vote in person, without compliance with any other formalities. In addition, a Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company either an instrument revoking it or a duly executed Proxy for the same shares bearing a later date.

An automated system administered by the Company’s transfer agent tabulates the votes. Abstentions and broker non-votes are included in the determination of the number of shares present and entitled to vote for the purpose of establishing a quorum. A broker non-vote occurs when a broker or other nominee who holds shares for a customer does not have authority to vote on certain non-routine matters without instructions from their customer, such customer has not provided any voting instructions on the matter and the broker or other nominee returns a Proxy (or otherwise informs the transfer agent) that they are not voting on the matter for the foregoing reasons. Neither broker non-votes nor abstentions will affect the outcome of the vote on any matter expected to be voted upon at the annual meeting.

If your shares of Common Stock are held by a broker, bank or other nominee (e.g., in “street name”), you should receive instructions from your nominee, which you must follow in order to have your shares voted – the instructions may appear on a special proxy card provided to you by your nominee (also called a “voting instruction form”). Your nominee may offer you different methods of voting, such as by telephone or Internet. If you do hold your shares in “street name” and plan on attending the annual meeting of shareholders, you should request a proxy from your broker or other nominee holding your shares in record name on your behalf in order to attend the annual meeting and vote at that time (your broker or other nominee may refer to it as a “legal” proxy).

The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of the Company’s Common Stock, and normal handling charges may be paid for the forwarding service. In addition to solicitations by mail, directors and employees of the Company may solicit Proxies in person or by telephone, fax or e-mail. The Company also has retained Georgeson Inc., a proxy solicitation firm, to assist in soliciting Proxies from record and beneficial owners of shares of the Company’s Common Stock. The fee paid by the Company for such assistance is expected to be $8,000 (plus expenses).

NOMINATION AND ELECTION OF DIRECTORS

(ITEM 1)

The Bylaws of the Company provide that the Board of Directors shall consist of a maximum of 15 directors, with the exact number of directors being established by action of the Board taken from time to time. The Board of Directors has currently set the number of directors at 10. (The Board of Directors will consider adding, subsequent to the annual meeting of shareholders, a potential eleventh director.) The term of office for each director continues until the next annual meeting of shareholders and until his or her successor, if there is to be one, has been elected and has qualified.

In the event that any nominee for director withdraws or for any reason is not able to serve as a director, each Proxy that is properly executed and returned will be voted for such other person as may be designated as a substitute nominee by the Board of Directors. Each nominee is an incumbent director standing for re-election, and has consented to being named herein and to continue serving as a director if re-elected.

Certain information relating to each nominee proposed by the Board is set forth below. Directors are required to submit an offer of resignation upon experiencing a job change.

NOMINEES

Name (Age)	Information

John P. Burke (52)

Mr. Burke was elected as a director in July 2013. Since 1997, Mr. Burke has been Chief Executive Officer of Trek Bicycle Corporation, one of the world’s largest manufacturers of bicycles, and a company with a mission to help the world use the bicycle as a simple solution to complex problems. He served as chairman of President George W. Bush’s President’s Council on Physical Fitness & Sports, and is a founding board member of the Bikes Belong Coalition. Mr. Burke brings to the Board extensive executive level business experience at a manufacturing company that is focused primarily on sales in the consumer channel and with an emphasis on sustainability and innovation.

Edward C. Callaway (59)

Mr. Callaway was elected as a director in October 2003. Since 2003, Mr. Callaway has served as Chairman and Chief Executive Officer of Callaway Gardens Resort, Inc. and the Ida Cason Callaway Foundation, a nonprofit organization that owns the Callaway Gardens Resort and has an environmental mission of conservation, education and land stewardship. Mr. Callaway has served in various capacities at Crested Butte Mountain Resort and successor companies, including as President and Chief Executive Officer (1987 to 2003) and Chairman (2003), and currently serves as a director. Previously, Mr. Callaway was a certified public accountant at a national accounting firm. Mr. Callaway serves on the boards of two other nonprofit organizations. Mr. Callaway’s extensive executive experience in the hospitality industry provides the Board with valuable insight into matters ranging from sales and marketing to customer service. His background also provides substantial financial expertise as well as a focus on environmental sustainability.

Andrew B. Cogan (51)

Mr. Cogan was elected to the Board in January 2013. Since 2001, Mr. Cogan has been the Chief Executive Officer of Knoll, Inc., a leading designer and manufacturer of branded office furniture products and textiles recognized for innovation and modern design. He previously served as Chief Operating Officer of Knoll and held several positions in Knoll’s design and marketing group worldwide, including Executive Vice President - Marketing and Product Development and Senior Vice President. Mr. Cogan is a director of Knoll and cabinet manufacturer American Woodmark Corporation, as well as one non-profit organization. He brings to the Board executive level experience at an international manufacturing company in the commercial interiors industry, and an extensive background in design and marketing.

Carl I. Gable (74)

Mr. Gable was elected as a director in March 1984. He practiced business, securities and international law for 26 years, most recently with the Atlanta-based law firm of Troutman Sanders LLP from 1996 until his retirement in 1998. Mr. Gable now is a private investor. His prior experience includes service as the Vice Chairman and Chief Financial Officer of Intermet Corporation, which was a publicly traded company that manufactured components for automotive and industrial applications. Mr. Gable served as a director of bank holding company Fidelity Southern Corporation from July 2000 to November 2002, and currently serves on the boards of two nonprofit organizations. Mr. Gable also currently serves as the Lead Independent Director of the Board. Mr. Gable brings to the Board substantial expertise and executive level experience in matters such as strategic planning, corporate finance and accounting, capital markets, risk management, corporate governance and international business. He has an extensive knowledge of the Company’s business, and his tenure also provides consistent leadership to the Board.

Daniel T. Hendrix (59)

Mr. Hendrix joined the Company in 1983 after having worked previously for a national accounting firm. He was promoted to Treasurer of the Company in 1984, Chief Financial Officer in 1985, Vice President-Finance in 1986, Senior Vice President-Finance in 1995, Executive Vice President in 2000, and President and Chief Executive Officer in July 2001. He was elected to the Board in October 1996, and was elected Chairman of the Board in October 2011. Mr. Hendrix served as a director of office technology solutions provider Global Imaging Systems, Inc. from 2003 to 2007, and has served as a director of American Woodmark Corporation since May 2005. With 30 years of service at the Company, Mr. Hendrix brings to the Board a unique understanding of our strategies and operations. His experience extends to virtually all aspects of the Company’s business, but with a particular emphasis on strategic planning and financial matters. His tenure provides consistent leadership to the Board, and facilitates the interrelationship between the Board and the Company’s executive leadership team.

Dr. June M. Henton (74)

Dr. Henton was elected as a director in February 1995. Since 1985, Dr. Henton has served as Dean of the College of Human Sciences at Auburn University, which includes an Interior Design program. Dr. Henton, who received her Ph.D. from the University of Minnesota, has provided leadership for a wide variety of professional, policy and civic organizations and brings to the Board substantial academic experience in the field of interior environments. Dr. Henton also has significant expertise in the integration of academic and research programs within the textiles industry.

Christopher G. Kennedy (50)

Mr. Kennedy was elected as a director in May 2000. He is the Chairman of Joseph P. Kennedy Enterprises, Inc. (a real estate development company), and Chairman of the Board of Trustees of the University of Illinois. He was the President of MMPI (Merchandise Mart Properties, Inc., a subsidiary of Vornado Realty Trust based in Chicago, Illinois) from 2000 to 2011. Since 1994, he has served on the Board of Trustees of Ariel Mutual Funds. Mr. Kennedy also serves on the boards of one nonprofit organization and one charitable foundation, and is active in several educational and civic organizations. Mr. Kennedy brings to the Board substantial executive level experience that is particularly beneficial to our strategies and sales and marketing efforts in the corporate office and retail market segments. His insight into governmental and economic affairs and his civic involvement also are of great value to the Board.

K. David Kohler (47)

Mr. Kohler was elected as a director in October 2006. Since April 2009, he has served as the President and Chief Operating Officer for Kohler Co., a global leader in the manufacture of kitchen and bath products, interior furnishings, engines and power generation systems, and an owner and operator of golf and resort destinations. His previous positions at Kohler include Executive Vice President (2007 to 2009) and Group President of the Kitchen and Bath Group (1999 to 2007). Mr. Kohler was formerly a chairman of the National Kitchen and Bath Association’s Board of Governors of Manufacturing. He has served as a member of the board of Kohler Co. since 1999, and also is a director of ceramic tile and natural stone manufacturer and distributor Internacional de Cerámica, S.A.B. de C.V., a public company traded on the Mexican Stock Market. Mr. Kohler brings to the Board extensive business experience from his service in executive positions at a manufacturing company with international operations and distribution into both commercial and consumer channels.

James B. Miller, Jr. (73)

Mr. Miller was elected as a director in May 2000. Since 1979, Mr. Miller has served as Chairman and Chief Executive Officer of Fidelity Southern Corporation, the holding company for Fidelity Bank. He also has served in various capacities at Fidelity Southern Corporation’s affiliated companies, including as Chief Executive Officer of Fidelity Bank from 1977 to 1997 and from 2003 to the present, Chairman of Fidelity Bank from 1998 to the present, Chairman of Fidelity Bank National Capital Markets, Inc. from 1992 to 2005, and Chairman of LionMark Insurance Company since 2004. Prior to his banking experience, Mr. Miller practiced law. Mr. Miller has served on the board of supply chain management and enterprise software solutions provider American Software, Inc. since 2002, and currently serves on the boards of three private companies and five nonprofit organizations. Mr. Miller brings to the Board extensive executive level experience at a publicly traded company, particularly in the areas of banking, capital markets, corporate finance and accounting.

Harold M. Paisner (74)

Mr. Paisner was elected as a director in February 2007. Mr. Paisner is Senior Partner of the international law firm Berwin Leighton Paisner, LLP headquartered in London, England. He currently is a member of the board of Puma High Income VCT plc, which is a fund that is publicly traded on the London Stock Exchange. He serves as a Governor of Ben Gurion University of the Negev and as the Chairman of the Institute for Jewish Policy Research. Mr. Paisner brings to the Board the experience of leading a major international law firm based in the United Kingdom, where a substantial portion of our European business is located. With its main office in London, the firm also operates in, among other places, Belgium, France, Germany, Russia, the Persian Gulf and the Far East. He has served as an advisor on corporate finance matters and mergers and acquisitions for large multinational clients, particularly in the manufacturing, retail and insurance sectors.

Vote Required and Recommendation of Board

Under the Company’s Bylaws, election of each of the nominees requires a plurality of the votes cast by the Company’s outstanding Common Stock entitled to vote and represented (in person or by proxy) at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE, AND PROXIES EXECUTED AND RETURNED OR VOTED BY TELEPHONE OR INTERNET WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS CONTRARY INSTRUCTIONS ARE INDICATED.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held five meetings during 2013. All of the directors attended at least 75% of the total number of meetings of the Board and any committees of which he or she was a member.

Board Leadership Structure and Role in Risk Management

We currently have a Lead Independent Director and a combined Chairman and Chief Executive Officer. Mr. Gable serves as Lead Independent Director, and Mr. Hendrix serves as Chairman and Chief Executive Officer. Although we do not have a formal policy on whether the same person should (or should not) serve as both the Chairman and Chief Executive Officer, the Board has determined that it is appropriate at the current time to have those positions combined in light of the death of our founder and original Chairman Ray C. Anderson and the need for continuity of Company leadership following his death. In making this determination, the Board took into account its evaluation of Mr. Hendrix’s performance as Chief Executive Officer, his very positive relationships with the other members of the Board and the Corporation’s various stakeholders, and the strategic vision and perspective he would bring to the Chairman position. In addition, we believe that Mr. Anderson’s high global profile with respect to the Company’s sustainability mission had created similarly high expectations for the role of Chairman of the Company, for which Mr. Hendrix was uniquely qualified. The Board was of the view that Mr. Hendrix would provide excellent leadership to the Board in the performance of its duties.

Because our Chairman and Chief Executive Officer is an employee of the Company and therefore not considered “independent” under applicable standards (see “Director Independence” below), the Board has appointed Mr. Gable to serve as Lead Independent Director. The Board considers it to be useful and appropriate at the current time to have a non-management director serve in a lead capacity to promote corporate governance, coordinate the activities of the other non-management directors, and perform such other duties and responsibilities as the Board may determine. The specific responsibilities of the Lead Independent Director are as follows:

●	Preside at Executive Sessions. Presides at all meetings of the Board at which the Chairman and Chief Executive Officer is not present, including executive sessions of the independent directors.
●	Call Meetings of Independent Directors. Has the authority to call meetings of the independent directors.
●	Function as Liaison with the Chairman. Serves as the principal liaison on Board-wide issues between the independent directors and the Chairman.
●

Participate in Flow of Information to the Board such as Board Meeting Agendas and Schedules. Provides the Chairman and Chief Executive Officer with input as to meeting agenda items, advises the Chairman and Chief Executive Officer as to the quality, quantity and timeliness of information sent to the Board, and approves meeting schedules to assure there is sufficient time for discussion of all agenda items.

●	Recommends Outside Advisors and Consultants. Recommends the retention of outside advisors and consultants who report directly to the Board.
●	Shareholder Communication. Ensures that he is available, if requested by shareholders and when appropriate, for consultation and direct communication.

The Board of Directors has the following standing committees that assist the Board in carrying out its duties: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating & Governance Committee. The following table lists the members of each committee:

Executive Committee	Audit Committee	Compensation Committee	Nominating & Governance Committee

Daniel T. Hendrix (Chair)	Carl I. Gable (Chair)	June M. Henton (Chair)	Christopher G. Kennedy (Chair)
Carl I. Gable	Dianne Dillon-Ridgley	Edward C. Callaway	K. David Kohler
James B. Miller, Jr.	Harold M. Paisner	Andrew B. Cogan	James B. Miller, Jr.

Executive Committee. The Executive Committee did not meet but acted by unanimous written consent twice during 2013. With certain limited exceptions, the Executive Committee may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Company.

Audit Committee. The Audit Committee met four times during 2013. The function of the Audit Committee is to (i) serve as an independent and objective party to review the Company’s financial statements, financial reporting process and internal control system, (ii) review and evaluate the performance of the Company’s independent auditors and internal financial management, and (iii) provide an open avenue of communication among the Company’s independent auditors, management (including internal financial management) and the Board. The Board of Directors has determined that all three members of the Audit Committee are “independent” in accordance with applicable law, including the rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market, and that Mr. Gable, Chair of the Audit Committee, is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. The Audit Committee operates pursuant to an Audit Committee Charter which was adopted by the Board of Directors. The Audit Committee Charter may be viewed on the Company’s website, www.interfaceglobal.com/Investor-Relations/Corporate-Governance/Audit-Committee-Charter.aspx.

Compensation Committee. The Compensation Committee met two times and acted by unanimous written consent four times during 2013. The function of the Compensation Committee is to (i) evaluate the performance of the Company’s Chief Executive Officer and other senior executives, (ii) determine compensation arrangements for such executives, (iii) administer the Company’s stock and other incentive plans for key employees, and (iv) review the administration of the Company’s employee benefit plans. The Board of Directors has determined that each member of the Compensation Committee is “independent” in accordance with applicable law, including the rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market. The Compensation Committee operates pursuant to a Compensation Committee Charter that was adopted by the Board of Directors. The Compensation Committee Charter may be viewed on the Company’s website, www.interfaceglobal.com/Investor-Relations/Corporate-Governance/Compensation-Committee-Charter.aspx. The Compensation Committee’s policies and philosophy are described in more detail below in this Proxy Statement under the heading “Compensation Discussion and Analysis.”

Nominating & Governance Committee. The Nominating & Governance Committee met once in 2013. The Nominating & Governance Committee assists the Board in establishing qualifications for Board membership and in identifying, evaluating and selecting qualified candidates to be nominated for election to the Board. The Nominating & Governance Committee also assists the Board in reviewing and analyzing, and makes recommendations regarding, corporate governance matters, and it also recommends committee assignments for Board members.

In the event of a vacancy on the Board, the Nominating & Governance Committee develops a pool of potential director candidates for consideration. The Nominating & Governance Committee seeks candidates for election and appointment with excellent decision-making ability, valuable and varied business experience and knowledge, and impeccable personal integrity and reputations. The Committee does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for Board membership, in an effort to obtain a variety of viewpoints in the Board’s proceedings. The Nominating & Governance Committee considers whether candidates are free of constraints or conflicts which might interfere with the exercise of independent judgment regarding the types of matters likely to come before the Board, and have the time required for preparation, participation and attendance at Board and committee meetings. Other factors considered by the Nominating & Governance Committee in identifying and selecting candidates include the needs of the Company and the range of talent and experience already represented on the Board. The Nominating & Governance Committee solicits suggestions from other members of the Board regarding persons to be considered as possible nominees. Shareholders who wish the Nominating & Governance Committee to consider their recommendations for director candidates should submit their recommendations in writing to the Nominating & Governance Committee, in care of the office of the Chairman of the Board, Interface, Inc., 2859 Paces Ferry Road, Suite 2000, Atlanta, GA 30339. Recommendations should include the information which would be required for a “Shareholder Proposal” as set forth in Article II, Section 9 of the Company’s Bylaws. Director candidates who are recommended by shareholders in accordance with these procedures will be evaluated by the Nominating & Governance Committee in the same manner as director candidates recommended by the Company’s directors.

The Board of Directors has determined that each member of the Nominating & Governance Committee is “independent” in accordance with applicable law, including the rules and regulations of the Securities and Exchange Commission and the rules of the Nasdaq Stock Market. The Nominating & Governance Committee operates pursuant to a Nominating & Governance Committee Charter that was adopted by the Board of Directors. The Nominating & Governance Committee Charter may be viewed on the Company’s website, www.interfaceglobal.com/Investor-Relations/Corporate-Governance/Nominating---Governance-Charter-(1).aspx.

Risk Management. The Board receives quarterly reports on elements of risk that may potentially affect the Company, as identified and presented by management. The Board also assists in the Company’s risk oversight through its various committees described above. For example, the Audit Committee assists in overseeing risk as it relates to the Company’s financial statements, financial reporting process and internal control system. In that regard, the Company’s Director of Internal Audit and outside auditors report directly to the Audit Committee. The Nominating & Governance Committee assists in overseeing risk related to the Company’s corporate governance practices as well as the performance of individual Board members and committees, while the Compensation Committee assists in overseeing risk as it relates to the Company’s executive compensation program and practices.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT STOCK OWNERSHIP

The following table sets forth, as of March 7, 2014 (unless otherwise indicated), beneficial ownership of the Company’s Common Stock by: (i) each person, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, (ii) each director and nominee for director, (iii) the Company’s Principal Executive Officer, Principal Financial Officer, and next three most highly compensated executive officers (the “Named Executive Officers”), and (iv) all executive officers and directors of the Company as a group.

Beneficial Owner (and Business Address of 5% Owners)	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	Common Stock	5,158,034(2)(3)	7.8%

Columbia Wanger Asset Management, Inc. 227 West Monroe Street Chicago, Illinois 60606	Common Stock	3,391,000(2)(4)	5.1%

Daruma Capital Management, LLC and Mariko O. Gordon 80 West 40th Street New York, New York 10018	Common Stock	3,476,403(2)(5)	5.2%

FMR LLC and Edward C. Johnson 3d. 245 Summer Street Boston, Massachusetts 02210	Common Stock	4,773,398(2)(6)	7.2%

RidgeWorth Capital Management, Inc. 3333 Piedmont Road NE, Suite 1500 Atlanta, Georgia 30305	Common Stock	4,117,839(2)(7)	6.2%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	Common Stock	3,987,982(2)(8)	6.0%

John P. Burke	Common Stock	5,300(9)	*

Edward C. Callaway	Common Stock	15,300(10)	*

Andrew B. Cogan	Common Stock	7,300(11)	*

Robert A. Coombs	Common Stock	165,038(12)	*

Dianne Dillon-Ridgley	Common Stock	35,503(13)	*

Carl I. Gable	Common Stock	101,548(14)	*

Daniel T. Hendrix	Common Stock	672,189(15)	1.0%

June M. Henton	Common Stock	66,500(16)	*

Christopher G. Kennedy	Common Stock	95,523(17)	*

Beneficial Owner (and Business Address of 5% Owners)	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)

K. David Kohler	Common Stock	31,300(18)	*

Patrick C. Lynch	Common Stock	188,692(19)	*

James B. Miller, Jr.	Common Stock	45,300(20)	*

Harold M. Paisner	Common Stock	43,300(21)	*

John R. Wells	Common Stock	240,237(22)	*

Raymond S. Willoch	Common Stock	104,750(23)	*

All executive officers and directors (15 persons)	Common Stock	2,008,188(24)	3.0%

*     Less than 1%.

(1)

Percent of class is calculated assuming that the beneficial owner or group of beneficial owners has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are exercisable within 60 days, and that no other conversion rights, options or rights to subscribe have been exercised by anyone else.

(2)	Based upon information included in statements as of December 31, 2013 provided to the Company and filed with the Securities and Exchange Commission by such beneficial owners.

(3)

According to BlackRock, various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such shares, and no one person’s interests in such shares exceeds 5% of the total outstanding shares of Common Stock. It states that it has sole voting power with respect to 4,953,033 of such shares, and sole dispositive power with respect to all of such shares.

(4)

Columbia Wanger Asset Management, Inc. is an investment advisor, and disclaims beneficial ownership of such shares. It states that it has sole voting power with respect to 3,271,000 of such shares, and sole dispositive power with respect to all of such shares.

(5)

All such shares are held by Daruma Capital Management, LLC (“Daruma”) for the accounts of investment advisory clients. Mr. Gordon is the CEO of Daruma. Daruma and Mr. Gordon have shared voting power with respect to 1,609,607 of such shares and shared dispositive power with respect to all of such shares.

(6)

FMR LLC is a parent holding company. Fidelity Management & Research Company (“Fidelity”), which is a wholly-owned subsidiary of FMR LLC and is a registered investment advisor, beneficially owns 3,944,500 shares. Mr. Johnson and FMR LLC (through its control of Fidelity) and the Fidelity funds state that each has sole power to dispose of those 3,944,500 shares; however, none of them has sole power to vote or direct the voting of the shares, which power resides with the Boards of Trustees of the funds.

(7)	Includes shares beneficially owned by RidgeWorth Capital Management, Inc. as parent company for Ceredex Value Advisors LLC.

(8)

The Vanguard Group, Inc. is an investment advisor, and states that it has sole voting power with respect to 85,618 of such shares, sole dispositive power with respect to 3,905,864 of such shares, and shared dispositive power with respect to 82,118 of such shares.

(9)	Includes 4,300 restricted shares.

(10)	Includes 7,300 restricted shares, and 2,500 shares that may be acquired by Mr. Callaway pursuant to exercisable stock options.

(11)	Includes 5,300 restricted shares.

(12)	Includes 68,500 restricted shares.

(13)	Includes 103 shares held by Ms. Dillon-Ridgley’s son, although Ms. Dillon-Ridgley disclaims beneficial ownership of such shares. Also includes 7,300 restricted shares.

(14)	Includes 7,300 restricted shares, and 5,000 shares that may be acquired by Mr. Gable pursuant to exercisable stock options.

(15)	Includes 368,000 restricted shares, 4,523 shares held indirectly through the Company’s 401(k) plan, and 50,072 shares held indirectly by family trusts.

(16)	Includes 7,300 restricted shares, and 5,000 shares that may be acquired by Dr. Henton pursuant to exercisable stock options.

(17)

Includes 7,300 restricted shares, and 5,000 shares that may be acquired by Mr. Kennedy pursuant to exercisable stock options. Mr. Kennedy serves on the Board of Trustees of Ariel Mutual Funds, for which Ariel Investments, LLC serves as investment advisor and performs services which include buying and selling securities on behalf of the Ariel Mutual Funds. Mr. Kennedy disclaims beneficial ownership of all shares held by Ariel Investments, LLC as investment advisor for Ariel Mutual Funds.

(18)	Includes 7,300 restricted shares, and 2,500 shares that may be acquired by Mr. Kohler pursuant to exercisable stock options.

(19)	Includes 88,750 restricted shares.

(20)	Includes 7,300 restricted shares, and 5,000 shares that may be acquired by Mr. Miller pursuant to exercisable stock options.

(21)	Includes 7,300 restricted shares.

(22)	Includes 97,500 restricted shares.

(23)	Includes 74,750 restricted shares.

(24)	Includes 872,000 restricted shares, and 25,000 shares that may be acquired by all executive officers and directors as a group pursuant to exercisable stock options.

COMPENSATION DISCUSSION AND ANALYSIS

Overall Philosophy and Objectives

The Company’s compensation program is designed in a manner intended to both attract and retain a highly-qualified, motivated and engaged management team whose focus is on enhancing shareholder value. The Company believes a straightforward program that is readily understood and endorsed by its participants best serves these goals, and has constructed a program that contains (1) multiple financial elements, (2) clear and definitive targets, (3) challenging but attainable objectives, and (4) specified performance metrics. More specifically, the objectives of the Company’s management compensation program include:

●	Establishing strong links between the Company’s performance and total compensation earned – i.e., “paying for performance”;

●	Providing incentives for executives to achieve specific performance objectives;

●	Promoting and facilitating management stock ownership, and thereby motivating management to think and act as owners;

●	Emphasizing the Company’s mid and long-term performance, thus enhancing shareholder value; and

●	Offering market competitive total compensation opportunities to attract and retain talented executives.

Program Design and Administration

The Compensation Committee of the Board of Directors, which is composed entirely of independent directors, has developed and administers the Company’s executive pay program to provide compensation commensurate with the level of financial performance achieved, the responsibilities undertaken by the executives, and the compensation packages offered by comparable companies. The program currently consists of four principal components, each of which is designed to drive a specific behavioral focus, which in turn helps to provide specific benefits to the Company:

Program Component ___________________________	Behavioral Focus _______________________________	Ultimate Benefit to Company __________________________________

Competitive base salary	Rewards individual competencies, performance and level of experience	Assists with attraction and retention of highly-qualified executives, and promotes management stability

Annual cash bonuses based on achievement of established goals	Rewards operational results of specific business units and Company as a whole	Aligns individual interests with overall short term (quarterly and annual) objectives, and reinforces “pay for performance” program goals

Long-term incentives	Rewards engagement, longevity, sustained performance and actions designed to enhance overall shareholder value	Aligns individual interests with the long-term investment interests of shareholders, and assists with retention of highly-qualified executives

Other elements such as special incentives, retirement benefits and elective deferred compensation	Rewards targeted operational results, engagement and longevity, and sustained performance

Focuses enhanced efforts on a particular key objective (e.g., debt reduction), aligns individual interests with the long-term investment interests of shareholders, assists with the attraction and retention of highly-qualified executives, and promotes management stability

The Company strives to structure various elements of these program components so that a large portion of executive compensation is directly linked to advancing the Company’s financial performance and the interests of shareholders.

The Committee establishes base salaries for the executive officers, including the Named Executive Officers listed in the “Summary Compensation Table” included in this Proxy Statement. The Committee also administers the annual bonus program, the long-term incentive program, retirement benefits, deferred compensation arrangements, and, when applicable, special incentive programs.

The Committee has directly engaged Pearl Meyer & Partners, a nationally recognized, independent compensation consultant, to provide input on compensation matters. The services performed by Pearl Meyer & Partners may vary according to the particular needs of the engagement, but typically will consist of providing a market or peer group overview of compensation elements, including salary, bonus, long-term incentives and special incentives. For 2013, the corporate peer group included: Acuity Brands, Inc.; Albany International Corp.; Apogee Enterprises, Inc.; Armstrong World Industries, Inc.; BE Aerospace, Inc.; The Dixie Group, Inc.; Herman Miller, Inc.; HNI Corporation; Kimball International, Inc.; Knoll, Inc.; Mohawk Industries, Inc.; Steelcase, Inc.; Unifi, Inc.; and USG Corp. Pearl Meyer & Partners also periodically conducts a business performance review of our Company compared with other companies, to assist the Committee in making its compensation decisions. The work of Pearl Meyer & Partners to date has not raised any conflict of interest.

The Committee also seeks compensation input from the Company’s Chief Executive Officer and General Counsel. In addition, the Committee takes into account publicly available data relating to the compensation practices and policies of other companies within and outside the Company’s industry. Furthermore, the policies and programs described below are subject to change as the Committee deems necessary from time to time to respond to economic conditions, meet competitive standards and serve the objectives of the Company and its shareholders.

The Board, in conjunction with management, has reviewed our compensation policies and practices as generally applicable to our employees and determined that they do not encourage excessive risk or unnecessary risk taking and do not otherwise create risks that are reasonably likely to have a material adverse effect on the Company.

Discussion of Principal Elements of Compensation Program

Base Salaries

The Committee generally strives to set base salaries at the market median (50th percentile) of salaries offered by other employers in our industry and other publicly traded companies with characteristics similar to the Company (size, growth rate, etc.), based, by and large, on information provided by our independent compensation consultant while also considering internal equalization policies of the Company. Some of the companies considered from time to time are included in the list of companies comprising the “self-determined peer group” index used by our independent compensation consultant and used to create the stock performance graph included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2013. That graph is reproduced below for your reference.

	12/28/08	1/3/10	1/2/11	1/1/12	12/30/12	12/29/13
Interface, Inc.	$100	$164	$310	$230	$316	$435
NASDAQ Composite Index	$100	$150	$177	$176	$203	$288
Self-Determined Peer Group (14 Stocks)	$100	$152	$210	$203	$286	$430

Notes to Performance Graph

(1)	The lines represent annual index levels derived from compound daily returns that include all dividends.
(2)	The indices are re-weighted daily, using the market capitalization on the previous trading day.
(3)	If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
(4)	The index level was set to $100 as of December 28, 2008 (the last day of fiscal 2008).
(5)	The Company’s fiscal year ends on the Sunday nearest December 31.
(6)

The following companies are included in the Self-Determined Peer Group depicted above: Acuity Brands, Inc.; Albany International Corp.; Apogee Enterprises, Inc.; Armstrong World Industries, Inc.; BE Aerospace, Inc.; The Dixie Group, Inc.; Herman Miller, Inc.; HNI Corporation; Kimball International, Inc.; Knoll, Inc.; Mohawk Industries, Inc.; Steelcase, Inc.; Unifi, Inc.; and USG Corp.

In addition, the Committee may consider other factors when setting individual salary levels, which may result in salaries somewhat above or below the targeted amount. These factors include the executive’s level of responsibility, achievement of goals and objectives, tenure with the Company, and specific background or experience, as well as external factors such as the availability of talent, the recruiting requirements of the particular situation, and general economic conditions and rates of inflation. In this Proxy Statement, compensation for Named Executive Officers based outside the United States is reported in U.S. dollars based on the currency exchange rate in effect as of the end of each fiscal year, and therefore fluctuations in currency exchange rates may impact the reported amounts.

Base salary adjustments for executive officers generally are made (if at all) annually and are dependent on the factors described above. In 2013, Mr. Hendrix received a base salary increase of 4.6% and each of the other Named Executive Officers received a base salary increase of 3% (representing an aggregate increase of approximately $97,219 for the five Named Executive Officers).

Please see the “Summary Compensation Table” included in this Proxy Statement for the salaries paid to the Named Executive Officers in 2013.

Annual Bonuses

The Committee administers the shareholder-approved Executive Bonus Plan, which provides quarterly and annual bonus opportunities for Company executives. The bonus opportunities provide an incentive for executives to earn compensation based on the achievement of important corporate or business unit (division or subsidiary) financial performance. In determining the appropriate bonus opportunities, the Committee seeks to establish potential awards that, when combined with annual salary, place the total overall cash compensation opportunity for the Company’s executives in the third quartile (between the market 50th percentile and the market 75th percentile) for comparable companies, provided that the performance objectives are substantially achieved. The Company is submitting an amended and restated version of the Executive Bonus Plan to shareholders for approval at the annual meeting. See “Approval of the Executive Bonus Plan” below for more information.

Each executive officer of the Company, including the Chief Executive Officer, is assigned a bonus potential (130% of base salary for the Chief Executive Officer and 90% of base salary for each of the other Named Executive Officers), and a personalized set of quarterly and annual financial objectives. Actual awards can range from 0% to 150% of the bonus potential, depending on the degree to which the established financial objectives are achieved, and are paid on a quarterly and annual basis in the following manner:

Achievement of Objectives	Percentage of Bonus Opportunity Payable	Timing of Payment to Employee Participant

First Quarter Objectives Achieved	15%	Approximately 45 days following end of first quarter
Second Quarter Objectives Achieved	15%	Approximately 45 days following end of second quarter
Third Quarter Objectives Achieved	15%	Approximately 45 days following end of third quarter
Fourth Quarter Objectives Achieved	15%	Approximately 60 days following end of year
Fiscal Year Objectives Achieved	40%	Approximately 60 days following end of year

In 2013, 100% of the bonus potential for the Chief Executive Officer, Chief Financial Officer and each of the other Named Executive Officers was based on measurable financial objectives. For Mr. Hendrix, these objectives consisted of operating income, cash flow and FLOR (our consumer products division) gross billings, and the relative weights assigned to these financial objectives were 65%, 25% and 10%, respectively. For Messrs. Lynch and Willoch, these objectives consisted of operating income and cash flow, and the relative weights assigned to these financial objectives were 75% and 25%, respectively. For Mr. Wells (who manages the Company’s Americas division), the objectives and relative weights assigned were divisional operating income (35%), consolidated operating income (20%), divisional cash flow (15%), FLOR gross billings (10%) and divisional operating income contribution margin (20%). For Mr. Coombs (who manages the Company’s Asia-Pacific division), the objectives and relative weights assigned were divisional operating income (40%), consolidated operating income (25%), divisional cash flow (15%) and gross billings in Australia (20%).

For each objective, the Committee establishes a threshold level that must be achieved in order for any bonus amount to be earned with respect to that objective, and establishes a goal that must be achieved or exceeded to maximize bonus compensation for that objective (except that no bonus is payable if the threshold for operating income is not exceeded). A pro rata bonus amount is earned to the extent that the threshold is exceeded, up to 150% of the goal number for the Chief Executive Officer and for the other Named Executive Officers. Historically, the Committee has set the threshold level, in its discretion, based primarily on a consideration of the Company’s prior year results for each objective, such that no bonus will be earned with respect to the objective in the event that the Company fails to experience improvement. Also historically, the Committee has set the goal, in its discretion, based primarily on factors that would approximate 15% sales growth and 20% operating income and earnings per share growth from such incremental sales. With respect to cash flow, the Committee sets the goal, in its discretion, using similar approximations, but taking into account anticipated growth initiatives, capital expenditures, research and development costs, debt maturities, and other cash uses that the Committee deems relevant. Given this methodology, the Committee believes that the threshold level, while challenging, is reasonably likely to be achieved in normalized market conditions, while the target would be fully achieved or exceeded only with exceptional performance.

For example, the 2013 annual thresholds and goals that were applicable for our Chief Executive Officer, excluding accruals for bonuses, were as follows:

Criteria	Threshold	Goal
Operating Income	$85,000,000	$119,000,000
Cash Flow	$10,000,000	$15,000,000
FLOR Gross Billings	$40,000,000	$50,000,000

For 2013, each of the Named Executive Officers received a bonus, which appears in the “Summary Compensation Table” included in this Proxy Statement, as their respective performance objectives were determined to have been achieved, in part, during the year. The bonuses were attributable to their achieving or exceeding their respective financial objective goals, primarily during the third and fourth quarters of the year.

For fiscal year 2014, annual incentive awards are again based on the achievement of important corporate or business unit (division or subsidiary) financial performance. The annual incentive awards for 2014 are structured in a manner similar to the annual incentive awards in 2013, except that the performance objectives and relative weights assigned for Mr. Coombs are divisional operating income (40%), consolidated operating income (25%), divisional cash flow (15%) and divisional operating income contribution margin (20%).

Long-Term Incentives

The Committee administers the shareholder-approved Interface, Inc. Omnibus Stock Incentive Plan (the “Omnibus Stock Plan”), which is an equity-based plan that allows for long-term incentive awards such as restricted stock and stock options. The Omnibus Stock Plan provides for the grant to key employees and directors of the Company and its subsidiaries of restricted stock, incentive stock options (which qualify for certain favorable tax treatment), nonqualified stock options, stock appreciation rights, deferred shares, performance shares and performance units. The size of the awards made to individual officers is based on an evaluation of several factors, including the officer’s level of responsibility, the officer’s base salary and the Company’s overall compensation objectives. The amount and nature of prior equity incentive awards also are generally considered in determining new Omnibus Stock Plan awards for executive officers.

Long-term incentives are intended to attract and retain outstanding executive talent, create a direct link between shareholder and executive interests by focusing executive attention on increasing shareholder value, and motivate executives to achieve specific performance objectives. For instance, stock options (when granted) have an exercise price equal to at least 100% of the market price of the underlying Common Stock on the date of grant. Thus, the stock options only have value if the market price of the Company’s stock rises after the grant date. Additionally, restricted stock awards generally vest, in whole or in part, over a period of multiple years (three to five years for grants made in recent years), giving the executive an incentive to remain employed with the Company for a significant time period to have the opportunity to vest in an award. Moreover, awards of restricted stock may vest earlier if specific performance criteria are met, and these performance criteria are designed to drive shareholder value. (As discussed below, 50-60% of the restricted stock awards granted during 2011-2013 are ineligible for time/retention vesting and are forfeited altogether if the performance criterion is not met.)

Description of Available Awards

Restricted Shares

Awards of restricted shares under the Omnibus Stock Plan generally vest over a period of multiple years following the date of award, and may vest earlier if specified performance criteria established by the Committee are satisfied. Unvested awards are also subject to forfeiture under certain circumstances. All restricted shares awarded to date have been made without consideration from the participant (although the Omnibus Stock Plan authorizes the Committee, in connection with any award, to require payment by the participant of consideration, which can be less than the fair market value of the award on the date of grant). Awards of restricted stock generally will not be transferable by the participant other than by will or applicable laws of descent and distribution.

Stock Options

Options granted under the Omnibus Stock Plan may be incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended), nonqualified stock options or a combination of the foregoing, although only employees are eligible to receive incentive stock options. All options under the Omnibus Stock Plan will be granted at an exercise price per share equal to not less than 100% of the fair market value of the Common Stock on the date the option is granted. Options may be structured to vest over a period of multiple years. Options granted under the Omnibus Stock Plan expire following a pre-determined period of time after the date of grant (which may not be more than 10 years after the grant date), and generally will terminate on the date three months following the date that a participant’s employment with the Company terminates.

The Company receives no consideration upon the granting of an option. Full payment of the option exercise price must be made when an option is exercised. The exercise price may be paid in cash or in such other form as the Committee may approve, including shares of Common Stock valued at their fair market value on the date of option exercise. Options generally will not be transferable by the holder thereof other than by will or applicable laws of descent and distribution.

The Committee has not granted stock options to any executive officer in the past three years.

Other Potential Awards

The Omnibus Stock Plan also provides for the award of stock appreciation rights, deferred shares, performance shares and performance units. To date, the Committee has not granted any of these types of awards.

Recent Omnibus Stock Plan Awards to Named Executive Officers

In January 2011, each of the Named Executive Officers received an award of restricted stock. The 2011 awards were eligible to performance vest to the extent that the Company’s earnings per share plus dividends reached or exceeded 23% compound annual growth during a three-year performance period. Fifty percent of any unvested shares from the 2011 award would vest on the third anniversary of the grant date if the executive remained employed by the Company at that time. None of the 2011 awards vested based on the performance criteria. In January 2014, half of the awards vested based on tenure of employment, and the other half of the awards were forfeited.

In February 2011, Mr. Hendrix received a special award of 200,000 shares of restricted stock. This special award is eligible to performance vest to the extent that FLOR gross billings reach specified target levels during a five-year performance period that includes fiscal years 2011 through 2015. None of the shares are eligible to vest based on Mr. Hendrix’s tenure of employment. The Committee believes this special award was appropriate because (1) the Committee wanted to focus management on the growth of the FLOR consumer carpet tile business, both through the internet and catalog channels as well as through FLOR retail stores, and (2) the Committee believed that the number of restricted shares held by Mr. Hendrix had fallen well below historical and market levels as well as the levels desired both for his retention and to align his compensation with the long-term interests of our shareholders. In February 2013, 40,000 of these shares vested based on FLOR’s gross billings achievement in 2012.

In March 2012, each of the Named Executive Officers received an award of restricted stock structured in the same manner as the January 2011 awards described above, and the awards are eligible to performance vest to the extent that the Company’s earnings per share plus dividends reaches or exceeds 15% compound annual growth during the three-year performance period. None of the 2012 awards have vested to date.

In January 2013, each of the Named Executive Officers received an award of restricted stock structured in the same manner as the January 2011 and March 2012 awards described above (except that only forty percent of any unvested shares are eligible to time vest on the third anniversary of the grant date if the executive remained employed by the Company at that time), and the awards are eligible to performance vest to the extent that the Company’s earnings per share plus dividends reaches or exceeds a specified level during a three-year performance period (the goal is approximately 15% compound annual growth for 2013 and 10% compound annual growth thereafter). In February 2014, half of these awards vested based on the Company’s level of earnings per share plus dividends achieved in 2013.

Stock Ownership and Retention Guidelines

To further tie the financial interests of Company executives to those of shareholders, the Committee has established stock ownership and retention guidelines. Under these guidelines, executive officers are expected to accumulate a number of shares (unrestricted) of the Company’s Common Stock having a value equaling one and one-half times base salary in the case of the Chief Executive Officer and one times base salary in the case of the other executive officers (based on salaries and the stock price at the time the guidelines were adopted several years ago). All executive officers have now met this target, with the exception of Jo Ann Herold (Vice President and Chief Marketing Officer) and Robert Boogaard (Interim President – Europe Division), each of whom was appointed as an executive officer during 2013. To facilitate accomplishing the ownership targets, executive officers generally are expected to retain at least one-half of the net after-tax shares (i.e., the net shares remaining after first selling sufficient shares to cover the anticipated tax liability and, in the case of stock options, the exercise price) obtained upon the vesting of restricted stock and the exercise of stock options.

Directors also are subject to stock ownership requirements. Directors are required to hold 2,000 unrestricted shares. Any new director is required to accumulate these shares by the second anniversary of his or her election. All directors have met this stock ownership standard, with the exception of Mr. Burke who was elected in July 2013. As a guideline, non-employee directors also are expected to retain during their tenure all of the net after-tax shares obtained upon the vesting of restricted stock and at least one-half of the net after-tax shares obtained upon the exercise of stock options.

The Company has a policy that generally prohibits all of its employees, officers and directors from engaging in short sales or trading in puts, calls and other options or derivatives with respect to the securities of the Company.

Other Elements of Compensation Program

In addition to the principal compensation program elements described above, the Company has adopted a number of other elements to further its compensation program goals. They are as follows:

● 401(k) Plan and Other Defined Contribution Plans	● Severance Agreements

● Elective Deferred Compensation Program	● Perquisites

● Pension/Salary Continuation Programs	● Special Incentive Programs

401(k) Plan and Other Defined Contribution Plans

The Company maintains the Interface, Inc. Savings and Investment Plan (the “401(k) Plan”), a tax-qualified 401(k) plan which provides its U.S.-based employees a convenient and tax-advantaged opportunity to save for retirement. The Company’s Named Executive Officers who are based in the United States are eligible to participate in the 401(k) Plan on the same terms as other executive and non-executive employees based in the United States, and receive the same benefits afforded all other participants. Under the 401(k) Plan, all participating employees are eligible to receive matching contributions that are subject to vesting over time. The Company periodically evaluates the level of matching contributions afforded participant employees to ensure competitiveness in the marketplace. The Company matches 50% of the first 6% of the employee’s eligible compensation (capped by statutory limitations) that the employee contributed to the 401(k) Plan.

Mr. Coombs participates in a defined contribution retirement plan in Australia called a “superannuation plan.” Pursuant to this plan, the Company contributed $33,375 to Mr. Coombs’ account in 2013.

Elective Deferred Compensation Program

The Company also maintains the Interface, Inc. Nonqualified Savings Plan and Interface, Inc. Nonqualified Savings Plan II (collectively, the “Nonqualified Plan”) for certain U.S.-based “highly compensated employees” (as such term is defined in applicable IRS regulations), including the Named Executive Officers who are based in the United States. The compensation level required to participate in the Nonqualified Plan is $115,000 in total annual compensation, and the Company has 105 participants in the plan (including both current and former employees). As with the Company’s 401(k) Plan, the Named Executive Officers who are based in the United States are eligible to participate in the Nonqualified Plan on the same terms as other executive and non-executive eligible employees based in the United States, and receive the same benefits afforded all other participants. Under the Nonqualified Plan, all eligible employees can elect to defer, on a pre-tax basis, a portion of their salary and/or annual bonus compensation. The Company matches 50% of the first 6% of the employee’s eligible salary and bonus that was deferred, less any potential Company matching amounts under the 401(k) Plan.

The Nonqualified Plan also contains a “Key Employee Retirement Savings Benefit” feature to permit discretionary contributions to certain key employees’ accounts (in a separately tracked sub-account) to enhance retirement savings and to couple such contributions with vesting structures that will promote the retention of such key employees. In each of the years 2011-2013, the Compensation Committee made a Key Employee Retirement Savings Benefit contribution of $50,000 to the Nonqualified Plan account of Mr. Lynch. This contribution will vest 50% upon his reaching age 50 and 50% upon his reaching age 55, assuming continuous service with the Company until such ages.

Please see the “Non-Qualified Deferred Compensation” table included in this Proxy Statement for further details regarding the Nonqualified Plan, as well as the Company’s Named Executive Officers’ contributions, earnings and account balances applicable to the Nonqualified Plan for fiscal year 2013.

Pension/Salary Continuation Programs

Foreign Defined Benefit Plans

The Company has trustee-administered defined benefit retirement plans (“Pension Plans”) which cover certain of its overseas employees. The benefits are generally based on years of service and the employee’s average monthly compensation. As determined by their respective trustees, the investment objectives of the Pension Plans are to maximize the return on the investments without exceeding the limits of prudent pension fund investment and to ensure that the assets ultimately will be sufficient to exceed minimum funding requirements. The goal is to optimize the long-term return on plan assets at a moderate level of risk, by balancing higher-returning assets, such as equity securities, with less volatile assets, such as fixed income securities. The assets are managed by professional investment firms and performance is evaluated periodically against specific benchmarks. The Pension Plans’ net assets did not include any shares of the Company’s own stock at December 29, 2013. Only one of our executive officers, Mr. Robert Boogaard (Interim President of our Europe division), is a participant in a Pension Plan. None of our Named Executive Officers are participants.

Salary Continuation Plan

The Company maintains a nonqualified Salary Continuation Plan designed to induce selected employees of the Company to remain in the employ of the Company by providing them with retirement, disability and death benefits in addition to those that they may receive under the Company’s other benefit programs. The Salary Continuation Plan entitles participants to (i) retirement benefits upon normal retirement from the Company at age 65 (or early retirement as early as age 55) after completing at least 15 years of service with the Company (unless otherwise provided in the plan), payable for the remainder of their lives (or, if elected by a participant, a reduced benefit is payable for the remainder of the participant’s life and any surviving spouse’s life) and in no event for less than 10 years under the death benefit feature; (ii) disability benefits payable for the period of any pre-retirement total disability; and (iii) death benefits payable to the designated beneficiary of the executive for a period of up to 10 years. The annual retirement benefit for retirement at age 65 is 50% of the executive’s final average earnings (defined as the average of the salary and bonus paid by the Company for the four individual calendar years of the executive’s highest compensation during the last eight full calendar years of the executive’s employment with the Company ending on or prior to the effective date of the executive’s retirement), which decreases proportionately to 30% of final average earnings for early retirement at age 55. The annual disability benefit is structured to essentially equate to 66% of current pay (salary and bonus) at the time of disability. The annual death benefit, for the 10-year payment period, is 50% of final average earnings, for a pre-retirement death, or a continuation of the actual retirement payments for the balance of the 10-year period (if any) for a post-retirement death (assuming no election of spousal survival benefits). The Salary Continuation Plan is administered by the Compensation Committee, which has full discretion in choosing participants and the benefits applicable to each. The Company’s obligations under the Salary Continuation Plan are currently unfunded (although the Company uses insurance instruments in an irrevocable grantor (“rabbi”) trust to hedge its exposure thereunder); however, the Company is required to contribute the full present value of its obligations thereunder to a rabbi trust in the event of a “Change in Control” (as such term is defined in the Salary Continuation Plan) of the Company.

Pursuant to the Salary Continuation Plan, the Company has maintained Salary Continuation Agreements with each of Named Executive Officers Hendrix, Wells and Willoch since 1986, 1998 and 1996, respectively. (The Company most recently amended and restated the Salary Continuation Agreements with Messrs. Hendrix, Wells and Willoch in January 2008, primarily to comply with Section 409A of the Internal Revenue Code of 1986, as amended. The benefits under their amended and restated agreements are substantially similar to those under their respective prior agreements.) The individual Salary Continuation Agreements contain essentially all of the benefit terms and conditions, and those agreements control in the event of any conflict with the Salary Continuation Plan document. Please see the “Pension Benefits” table included in this Proxy Statement for information about the Salary Continuation Plan benefits applicable to Messrs. Hendrix, Wells and Willoch.

Severance Agreements

The Company has substantially similar Employment and Change in Control Agreements in effect with each of Messrs. Hendrix, Lynch, Wells and Willoch. (Mr. Coombs is not a party to an employment or change in control agreement.) These agreements generally provide for certain benefits (salary, bonus, medical benefits, etc.) in the event of a Named Executive Officer’s termination of employment without “cause” (as defined in the agreements), as well as certain benefits upon his resignation, death or disability. These agreements also contain provisions placing restrictions on a Named Executive Officer’s ability to compete with the Company, or solicit its customers or employees, for a specified period of time following termination of employment. For Messrs. Hendrix, Lynch, Wells and Willoch, these agreements provide for certain benefits in the event of a termination of employment in connection with a “Change in Control” (as defined in the agreements) of the Company.

Please see the further discussion below in the “Potential Payments Upon Termination or Change of Control” section of this Proxy Statement regarding the respective employment and change in control agreements of the Company’s Named Executive Officers.

Perquisites

In order to provide a market competitive total compensation package to certain of the Company’s executive officers, including the Named Executive Officers, the Company provides those limited perquisites that it believes enable its Named Executive Officers to perform their responsibilities efficiently and with minimal distractions. The perquisites provided to one or more Named Executive Officers in 2013 included the following:

● Company-provided automobile/allowance	● Company-provided telephone

● Health club dues	● Long-term care insurance

● Tax return preparation services	● Split dollar insurance agreement (for Mr. Hendrix only)

Please see the “Summary Compensation Table” included in this Proxy Statement (and the notes thereto) for a more detailed discussion of these perquisites and their valuation.

Special Incentive Programs

From time to time, in its discretion, the Committee may implement special incentive programs which provide executives an opportunity to earn additional compensation if specific performance objectives are met. Special incentive programs are used when the Committee recognizes a need or desire for the Company to achieve one or more targeted strategic or financial objectives (such as stock price appreciation, debt reduction, cash accumulation, or attainment of a specified financial ratio), in addition to those objectives generally covered by annual bonuses and long-term incentives. The time period for achievement of the objectives may vary from less than a year to a multiple-year period. In each case, the performance objectives are designed to represent challenging but achievable targets that will serve to align the interests of executives with the interests of shareholders, and encourage executives to think and act as owners.

No special incentive programs were applicable during 2011-2013.

Compensation Deductibility

An income tax deduction under federal law will be generally available for annual compensation in excess of $1 million paid to the chief executive officer and the named executive officers of a public corporation only if that compensation is “performance-based” and complies with certain other tax law requirements. Executive compensation under the Company’s Executive Bonus Plan, described above, meets these requirements and therefore qualifies for an income tax deduction under federal law.

Although the Committee considers deductibility issues when approving executive compensation elements, the Company and the Committee believe that other compensation objectives, such as attracting, retaining and providing incentives to qualified managers, are important and may supersede the goal of maintaining deductibility. Consequently, the Company and the Committee may make compensation decisions without regard to deductibility when it is deemed to be in the best interests of the Company and its shareholders to do so.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this 2014 Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 29, 2013, filed with the Securities and Exchange Commission.

THE COMPENSATION COMMITTEE June M. Henton (Chair) Edward C. Callaway Andrew B. Cogan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the executive officers of the Company served as either (1) a member of the Compensation Committee or (2) a director of any entity of which any member of the Compensation Committee is an executive officer. In addition, none of the executive officers of the Company served as a member of the compensation committee of any entity of which any member of the Board of Directors is an executive officer.

EXECUTIVE COMPENSATION AND RELATED ITEMS

Summary Compensation Table

The following table provides information about the compensation paid by the Company and its subsidiaries to the Company’s Named Executive Officers for each of the past three fiscal years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

		($)	($)	($)	($)	($)	($)	($)	($)

(a)	(b)	(c)	(d)(1)	(e)(2)	(f)	(g)(3)	(h)(4)	(i)(5)	(j)(6)

Daniel T. Hendrix,	2013	918,436	--	1,606,000	--	1,000,871	590	191,346	3,717,243
President and Chief	2012	864,163	--	927,500	--	771,988	1,554,436	184,773	4,302,860
Executive Officer	2011	850,000	--	4,205,000	--	344,081	1,134,518	179,829	6,713,428

Patrick C. Lynch,	2013	414,750	--	722,700	--	327,113	--	112,845	1,577,408
Senior Vice President	2012	390,667	--	530,000	--	335,604	--	106,239	1,362,510
and Chief Financial	2011	380,000	--	517,800	--	115,938	--	108,437	1,122,175
Officer

John R. Wells,	2013	584,900	--	722,700	--	163,669	--	68,260	1,539,530
Senior Vice President	2012	559,167	--	530,000	--	337,705	742,407	65,970	2,235,249
(Division President)	2011	550,000	--	517,800	--	137,879	622,443	69,756	1,897,878

Robert A. Coombs,	2013	418,200	--	513,920	--	459,328	--	153,066	1,544,514
Senior Vice President	2012	481,730	--	430,625	--	216,779	--	63,095	1,192,228
(Division President)(*)	2011	463,011	--	431,500	--	247,309	--	109,026	1,250,845

Raymond S. Willoch,	2013	414,750	--	513,920	--	327,113	--	63,153	1,318,937
Senior Vice President	2012	396,500	--	430,625	--	339,759	686,398	63,041	1,916,323
and General Counsel	2011	390,000	--	388,350	--	118,990	476,772	58,578	1,432,690

*

Mr. Coombs is paid in Australian dollars. In calculating the U.S. dollar equivalent for disclosure purposes, the Company has converted each payment in Australian dollars into U.S. dollars based on the exchange rate in effect as of the end of each fiscal year (AUS$1 to $0.89 for 2013, AUS$1 to $1.04 for 2012, and AUS$1 to $1.01 for 2011).

(1)

The Company paid no discretionary bonuses, or bonuses based on performance metrics that were not pre-established and communicated to the Named Executive Officers. All cash bonus awards were performance-based. These payments, which were made under the Company’s Executive Bonus Plan, are reported in the “Non-Equity Incentive Plan Compensation” column (column (g)).

(2)

The amounts reported in the “Stock Awards” column are computed based upon the grant date fair values as of the respective grant dates. See the Note entitled “Shareholders’ Equity” to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 29, 2013, regarding assumptions underlying valuation of equity awards. See the “Grants of Plan-Based Awards” table included in this Proxy Statement for additional information about equity awards granted in 2013, and the “Outstanding Equity Awards at Fiscal Year-End” table included in this Proxy Statement for information with respect to awards outstanding at year-end 2013. The ultimate payout value with respect to the “Stock Awards” included in column (e) may be significantly less than the amounts shown, and possibly zero, depending on the Company’s financial performance at the end of the performance or restricted period and the recipient’s tenure of employment. For a description of the performance criteria, please see the discussion contained in the “Compensation Discussion and Analysis” section herein.

(3)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect the amounts earned by and paid to each Named Executive Officer under the Company’s Executive Bonus Plan. The material provisions of the Executive Bonus Plan are more fully described in the “Compensation Discussion and Analysis” section included herein.

(4)

The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent aggregate changes in the actuarial present value of the Named Executive Officers’ accumulated benefit under the Company’s Salary Continuation Plan (for Messrs. Hendrix, Wells and Willoch). During 2013, the actuarial present value of the accumulated pension benefit for Messrs. Wells and Willoch decreased $246,933 and $110,716, respectively, due to a 50 basis point increase in the accounting discount rate used in the calculation. Messrs. Lynch and Coombs do not participate in a Pension Plan or the Salary Continuation Plan. The Company does not pay any above-market interest (or any guaranteed interest rate) on its Nonqualified Plan. See the “Pension Benefits” table of this Proxy Statement for information about these benefits afforded each of the Company’s Named Executive Officers.

(5)

The amounts reported in the “All Other Compensation” column reflect, for each Named Executive Officer, the sum of (i) the incremental cost to the Company of all perquisites and other personal benefits, and (ii) amounts contributed by the Company to the 401(k) Plan, the Nonqualified Plan, and for Mr. Coombs a defined contribution plan (collectively, the “Company Retirement Plans”). Amounts contributed to the Company Retirement Plans are calculated on the same basis for all participants in the relevant plan, including the Named Executive Officers. The material provisions of the Company Retirement Plans are contained in the “Compensation Discussion and Analysis” section herein.

The following table outlines those perquisites and all other compensation required by SEC rules to be separately quantified that were provided to the Company’s Named Executive Officers during 2013.

Name	Automobile ($)	Telephone ($)	Long-Term Care Insurance Premiums ($)	Split Dollar Insurance Premiums ($)	Other ($)	Dividends on Restricted Stock ($)	Company Contributions to Retirement Plans ($)

Daniel T. Hendrix	18,374	4,691	4,519	72,032	1,829	41,800	48,100

Patrick C. Lynch	16,735	3,154	4,020	--	4,650	12,650	71,636

John R. Wells	19,782	2,377	4,751	--	2,250	12,650	26,451

Robert A. Coombs	--	15,046	--	--	117,050	9,845	11,125

Raymond S. Willoch	22,349	1,326	4,234	--	4,482	9,570	21,193

Automobile/Automobile Allowance. Each of the Named Executive Officers (except Mr. Coombs) were provided with use of a company-provided automobile or an automobile allowance, plus fuel and maintenance.

Telephone. The Company paid certain fees associated with the Named Executive Officers’ use of company-provided cellular telephones.

Long-Term Care Insurance. The Company paid certain premiums associated with long-term care insurance policies covering Messrs. Hendrix, Lynch, Wells and Willoch. As a non-U.S. employee, Mr. Coombs was not eligible for coverage under these long-term care policies.

Split Dollar Insurance Agreement with Daniel T. Hendrix. The Company is a party to a split dollar insurance agreement (the “Hendrix Split Dollar Agreement”) with Mr. Hendrix. Pursuant to the Hendrix Split Dollar Agreement, Mr. Hendrix has obtained an insurance policy on his life, and the Company pays the premiums on such policy as an additional employment benefit for Mr. Hendrix. The annual premium is $72,032. Mr. Hendrix is the owner of the policy, and has assigned to the Company a portion of the death benefit that is equal to the greater of (i) the total amount of the unreimbursed premiums paid by the Company with respect to the policy, or (ii) the death benefit under the policy in excess of $2,000,000. The Company’s portion totaled $2,001,973 as of December 29, 2013. The balance of the death benefits ($2,000,000) will be payable to the beneficiaries of the policy designated by Mr. Hendrix.

Other. The Company paid certain fees or costs associated with health club membership dues (on behalf of Messrs. Hendrix, Lynch and Willoch), and tax return preparation (on behalf of Messrs. Lynch, Wells and Willoch). For Mr. Coombs, who is an Australian expatriate living in Singapore, the Company paid rent for his living accommodations in Singapore ($94,800) and a cash payment in lieu of superannuation contribution ($22,250).

Dividends on Restricted Stock. In 2013, the Company paid on all outstanding Common Stock of the Company (including restricted stock) dividends of $0.025 per share in each of the first two quarters and $0.03 per share in each of the last two quarters. The amounts in the “Dividends on Restricted Stock” column reflect dividends on the restricted shares of each Named Executive Officer in 2013.

Contributions to Retirement Plans. The Company makes matching contributions, on the same terms and using the same formulae as for other participating employees, to each U.S.-based Named Executive Officer’s account under the 401(k) Plan and the Nonqualified Plan, as applicable.

The amounts reflected below represent the contributions by the Company:

Name	Year	Company Contribution To 401(k) Plan ($)	Company Contribution To Nonqualified Plan ($)

Daniel T. Hendrix	2013	6,375	41,725
	2012	6,250	31,922
	2011	6,125	39,118
Patrick C. Lynch	2013	7,650	63,986
	2012	7,500	59,106
	2011	7,350	62,918
John R. Wells	2013	7,650	18,801
	2012	7,500	15,344
	2011	7,350	21,599
Raymond S. Willoch	2013	7,650	13,543
	2012	7,500	9,368
	2011	7,350	12,600

The Company’s contributions to the Nonqualified Plan of Mr. Lynch included a $50,000 discretionary contribution under the Key Employee Retirement Savings Benefit in each year presented and each is subject to vesting criteria as described in the “Compensation Discussion and Analysis” section included herein. As a non-U.S. employee, Mr. Coombs is ineligible to participate in the 401(k) Plan and the Nonqualified Plan. Mr. Coombs does participate in a defined contribution plan in Australia. The Company’s contribution to the plan account of Mr. Coombs was $11,125 in 2013, $17,879 in 2012 and $36,517 in 2011.

(6)

In 2013, salary as a percentage of total compensation (excluding change in pension value) for each of Messrs. Hendrix, Lynch, Wells, Coombs and Willoch was 24.7%, 26.3%, 38.0%, 27.1%, and 31.4%, respectively. In 2012, this percentage for each of Messrs. Hendrix, Lynch, Wells, Coombs and Willoch was 31.4%, 28.7%, 37.5%, 40.4% and 32.2%, respectively. In 2011, this percentage for each of Messrs. Hendrix, Lynch, Wells, Coombs and Willoch was 15.2%, 33.9%, 43.1%, 37.0% and 40.8%, respectively. As reflected in column (d), the Company paid no discretionary bonuses.

Grants of Plan-Based Awards in 2013

The following table provides information about awards granted to the Company’s Named Executive Officers in 2013, as well as potential future payments associated therewith.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards

Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)(2)	Maximum (#) (h)	Grant Date Fair Value of Stock and Option Awards ($) (l) (3)

Daniel T. Hendrix	02-14-13	0	1,202,500	1,803,750	--	--	--	--
	01-09-13	--	--	--	--	100,000	100,000	1,606,000

Patrick C. Lynch	02-14-13	0	376,020	564,030	--	--	--	--
	01-09-13	--	--	--	--	45,000	45,000	722,700

John R. Wells	02-14-13	0	530,280	795,420	--	--	--	--
	01-09-13	--	--	--	--	45,000	45,000	722,700

Robert A. Coombs (*)	02-14-13	0	376,381	564,572	--	--	--	--
	01-09-13	--	--	--	--	32,000	32,000	513,920

Raymond S. Willoch	02-14-13	0	376,020	564,030	--	--	--	--
	01-09-13	--	--	--	--	32,000	32,000	513,920

*	Estimated potential payments are converted to U.S. dollars based on the exchange rate as of the end of fiscal year 2013.

(1)

The payment amounts reflected in columns (c), (d) and (e) represent amounts associated with awards potentially earned for fiscal 2013 by the Company’s Named Executive Officers under the Company’s Executive Bonus Plan. The total bonus opportunity under the Executive Bonus Plan (expressed as a percentage of 2013 base salary) is 130% for Mr. Hendrix and 90% for the other Named Executive Officers. As reflected in column (c), no bonus is paid to a participant under any individual Executive Bonus Plan element (such as operating income or cash flow) unless a designated financial threshold (operating income) is exceeded. As reflected in column (d), the target 2013 payout under the Executive Bonus Plan for each of the Named Executive Officers assumes 100% achievement of all Company financial goals. As reflected in column (e), the maximum 2013 payout under the Executive Bonus Plan for each of the Named Executive Officers assumes 150% or greater achievement of all Company financial goals (the achievement for bonus purposes is capped at 150%). Certain additional material provisions of the Executive Bonus Plan are more fully described in the “Compensation Discussion and Analysis” section included herein.

(2)

The amounts reflected in column (g) represent the number of shares of restricted stock granted to the executives on January 9, 2013 under the Omnibus Stock Plan. See the Compensation Discussion and Analysis herein for additional information on these awards. The performance objective under the January 9, 2013 awards is growth in the Company’s earnings per share plus dividends during a three-year performance period. Forty percent of any unvested January 9, 2013 awards (i.e., award shares not vested previously under the performance criteria) will vest on the third anniversary of the grant date. These shares of restricted stock are included in the “Stock Awards” column (column (e)) of the Summary Compensation Table.

(3)

The amounts reflected in column (l) represent the dollar value of restricted stock awarded to the executives, calculated by multiplying the number of shares awarded by the closing price of the Company’s Common Stock as reported by the Nasdaq Stock Market on the trading date immediately preceding the date of grant.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table provides information about the number of shares covered by exercisable and unexercisable options and unvested restricted stock awards outstanding and held by the Company’s Named Executive Officers as of December 29, 2013.

	Option Awards					Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)

Daniel T. Hendrix	--	--	--	--	--	380,000	8,185,200	--	--
Patrick C. Lynch	--	--	--	--	--	115,000	2,477,100	--	--
John R. Wells	--	--	--	--	--	115,000	2,477,100	--	--
Robert A. Coombs	--	--	--	--	--	89,500	1,927,830	--	--
Raymond S. Willoch	--	--	--	--	--	87,000	1,873,980	--	--

(1)

Restricted stock awards that have not yet vested are subject to forfeiture by the Named Executive Officers under certain circumstances. For a description of the related performance criteria, please see the discussion contained in the “Compensation Discussion and Analysis” section herein. The restricted stock vesting dates for each Named Executive Officer range from 2014-2016.

(2)

The market value referenced above is based on the closing price of $21.54 per share of the Company’s Common Stock on December 27, 2013 (the last trading day of the Company’s 2013 fiscal year), as reported by the Nasdaq Stock Market.

Option Exercises and Stock Vested in 2013

The following table provides information about the number and corresponding value realized during 2013 with respect to (i) the exercise of stock options, and (ii) the vesting of restricted stock for each of the Company’s Named Executive Officers.

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)(1)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(2)
Daniel T. Hendrix	--	--	88,406	1,505,325
Patrick C. Lynch	--	--	23,189	390,967
John R. Wells	--	--	32,609	549,788
Robert A. Coombs	25,000	376,250	23,189	390,967
Raymond S. Willoch	--	--	23,189	390,967

(1)

These amounts represent the difference at date of exercise between the exercise price of the stock option and the closing price of the Company’s Common Stock on the Nasdaq Stock Market, multiplied by the number of option shares exercised. The stock options exercised by Mr. Coombs had an exercise price of $4.08 per share, and were granted in 2009.

(2)	The dollar amount is determined by multiplying (i) the number of shares vested by (ii) the closing price of our Common Stock on the Nasdaq Stock Market on the day preceding the vesting date.

2013 Pension Benefits

The following table provides information about the pension benefits for each of the Company’s Named Executive Officers.

Name (a)	Plan Name (b)(1)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)

Daniel T. Hendrix	Salary Continuation Plan	More than 15	8,661,234	--
Patrick C. Lynch	--	--	--	--
John R. Wells	Salary Continuation Plan	More than 15	3,635,818	--
Robert A. Coombs	--	--	--	--
Raymond S. Willoch	Salary Continuation Plan	More than 15	3,211,779	--

(1)

The benefits under the Salary Continuation Plan vest upon 15 years of service and attainment of the age of 55, with maximum benefit accruing at age 65. Messrs. Hendrix and Willoch are the only Named Executive Officers participating in the Salary Continuation Plan that have reached age 55. The above values assume commencement of payment of the maximum benefit at age 65. All other assumptions are the same as are used for financial reporting purposes under generally accepted accounting principles.

2013 Non-Qualified Deferred Compensation

The following table provides information about the contributions, earnings and account balances of the Company’s applicable deferred compensation plans for each of the Company’s Named Executive Officers.

Name (a)(1)	Executive Contributions in Last FY ($) (b)	Company Contributions in Last FY ($) (c)(2)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)(3)

Daniel T. Hendrix	98,750	31,922	8,556	--	341,864
Patrick C. Lynch	43,271	59,106	56,336	--	800,718
John R. Wells	52,901	15,344	589,966	--	2,756,804
Robert A. Coombs	--	--	--	--	--
Raymond S. Willoch	24,885	9,368	388	(33,565)	25,113

(1)

The Company maintains the Interface, Inc. Nonqualified Savings Plan and Interface, Inc. Nonqualified Savings Plan II (collectively, the “Nonqualified Plan”) for certain U.S.-based “highly compensated employees” (as such term is defined in applicable IRS regulations), including the Named Executive Officers who are based in the United States (Messrs. Hendrix, Lynch, Wells and Willoch). As with the Company’s 401(k) Plan, Messrs. Hendrix, Lynch, Wells and Willoch are eligible to participate in the Nonqualified Plan on the same terms as other eligible executive and non-executive employees based in the United States, and receive the same benefits afforded all other participants.

Under the Nonqualified Plan, all eligible employees can elect to defer, on a pre-tax basis, a portion of their salary and/or annual bonus compensation. Each participant elects when the deferred amounts will be paid out, which can be during or after employment, subject to the provisions of Section 409A of the Internal Revenue Code. The employee earns a deferred return based on deemed investments in mutual funds selected by the employee from a list provided by the Company. The investment risk is borne entirely by the employee participant. Gains and losses are credited based on the participant’s election of a variety of deemed investment choices. Participants’ accounts may or may not appreciate, and may even depreciate, depending on the performance of their deemed investment choices. None of the deemed investment choices provide interest at above-market rates (or any guaranteed interest rate). The Company has established an irrevocable grantor (“rabbi”) trust to hold, invest and reinvest deferrals and contributions under the Nonqualified Plan, and all deferrals are paid out in cash upon distribution.

(2)

The amounts reported in column (c) reflect, for each Named Executive Officer (as applicable), the actual amounts contributed by the Company to the Nonqualified Plan during fiscal year 2013 (including contributions in 2013 with respect to compensation deferrals in 2012).

(3)

The amounts reported in column (d) were not reported as compensation to the Named Executive Officers in the Company’s Summary Compensation Table. However, the Company’s matching contributions reported in column (c) are included in the “All Other Compensation” column of the Company’s Summary Compensation Table.

2013 Director Compensation

The following table provides information about the compensation paid to the Company’s directors in 2013 (excluding Company President and Chief Executive Officer Daniel T. Hendrix, a Named Executive Officer, whose compensation is presented in the Summary Compensation Table included herein).

Name (a)	Fees Earned or Paid in Cash ($) (b)(1)	Stock Awards ($) (c)(2)	Option Awards ($) (d)(3)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)(4)	Total ($) (h)

John P. Burke	15,000	36,020	--	--	--	60	51,080
Edward C. Callaway	65,000	64,240	--	--	--	710	129,950
Andrew B. Cogan	60,000	64,240	--	--	--	440	124,680
Dianne Dillon-Ridgley	65,000	64,240	--	--	--	710	129,950
Carl I. Gable	80,000	64,240	--	--	--	710	144,950
June M. Henton	70,000	64,240	--	--	--	710	134,950
Christopher G. Kennedy	75,000	64,240	--	--	--	710	139,950
K. David Kohler	65,000	64,240	--	--	--	710	129,950
James B. Miller, Jr.	65,000	64,240	--	--	--	710	129,950
Harold M. Paisner	65,000	64,240	--	--	--	710	129,950

(1)

For fiscal year 2013, the Company’s non-employee directors (“outside directors”) were paid an annual director’s fee of $60,000. Outside directors who serve on the Audit Committee, the Compensation Committee and the Nominating & Governance Committee were paid an additional $5,000 per year, except that the respective Chairpersons of the Audit Committee, Compensation Committee and Nominating & Governance Committee were paid an additional $10,000 per year (rather than $5,000). In addition, the lead independent director of the Board was paid an incremental $10,000 per year. Directors also were reimbursed for expenses in connection with attending Board and Committee meetings.

(2)

The amounts reported in the “Stock Awards” column are computed based upon the aggregate grant date fair value of the respective awards. See the Note entitled “Shareholder’s Equity” to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 29, 2013, regarding assumptions underlying valuation of equity awards. The ultimate payout value may be significantly less than the amounts shown, and possibly zero, depending on the recipient’s tenure as a director. In 2013, each of the directors listed in the table received an award of 4,000 shares of restricted stock having a weighted average grant date fair value of $16.06 per share, except that Mr. Burke (who was elected as a director mid-year) received an award of 2,000 restricted shares with a grant date fair value of $18.01 per share. As of December 29, 2013, each of these directors held an aggregate of 6,000 shares of restricted stock that had not vested, except that Messrs. Burke and Cogan held an aggregate of 2,000 and 4,000 shares of restricted stock, respectively, that had not vested.

(3)

Any amounts reported in the “Option Awards” column would have been computed based upon the aggregate grant date fair value of the respective awards. However, no stock options were granted to directors in 2013. As of December 29, 2013, each of Messrs. Gable, Kennedy and Miller, and Ms. Henton held 5,000 outstanding options, and Messrs. Callaway and Kohler held 2,500 outstanding options. Ms. Dillon-Ridgley and Messrs. Burke, Cogan and Paisner held no stock options as of December 29, 2013.

(4)

In 2013, the Company paid on all outstanding Common Stock of the Company (including restricted stock) dividends of $0.025 per share in each of the first two quarters and $0.03 per share in each of the last two quarters. The amounts in this column reflect dividends on the restricted shares of each director in 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors of the Company recognizes that transactions with related persons can present a heightened risk of conflict of interests and/or improper valuation (or the perception thereof). Accordingly, as a general matter, it is the Company’s preference to avoid transactions with related persons. Nevertheless, there are circumstances where the Company may obtain products or services (i) of a nature, quantity or quality that are not readily available from alternative sources, (ii) on terms comparable to those provided by other, unrelated parties, or (iii) when the Company provides products or services on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms provided to employees generally.

Policy Regarding Review, Approval or Ratification of Transactions Involving Related Persons

The Company has adopted a written policy (the “Related Transactions Policy”) with respect to the review, approval or ratification of transactions with related persons involving the Company (or its subsidiaries or controlled affiliates). In evaluating potential transactions with related persons, the Related Transactions Policy incorporates and applies the contents of Item 404(a) of Regulation S-K (including but not limited to the definitions of “related persons” and “transaction”, as well as the threshold for “direct or indirect material interest” contained therein).

Prior to entering into a transaction with the Company, the related person is required to advise a Company-designated “Compliance Officer” (currently the Company’s General Counsel), who shall determine whether the proposed transaction is a transaction with a related person under this policy. If the Compliance Officer determines that the proposed transaction is a transaction with a related person, the transaction is required to be submitted to the Audit Committee of the Board of Directors for consideration at its next meeting or, in those instances in which it is not practicable or desirable for the Company to wait until the next Audit Committee meeting, to the Chair of the Audit Committee (who possesses delegated authority to act between committee meetings). The Audit Committee (or where submitted to the Chair, the Chair) shall consider all of the available relevant facts and circumstances, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which the director is a partner, equity holder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to or from unrelated third parties or employees generally, as the case may be. After review, the Audit Committee or Chair either approves or disapproves the proposed transaction and advises the Compliance Officer, who in turn conveys the decision to the appropriate persons within the Company. No member of the Audit Committee is permitted to participate in any review, consideration, or approval of any potential transaction with a related person with respect to which such member or any of his or her immediate family members is a related person.

The Related Transactions Policy also provides for the review of (i) transactions involving related persons entered into by the Company not previously approved or ratified under this policy, as well as (ii) any previously approved or ratified transactions with related persons that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. The policy also explicitly requires disclosure of all transactions that are required to be disclosed under the Securities Act of 1933, the Securities Exchange Act of 1934 and related rules and regulations.

Transactions Involving Related Persons

Since the beginning of fiscal year 2013, the Company has not been a participant in any transaction involving an amount exceeding $120,000 in which any related person had or is expected to have a direct or indirect material interest, and no such transaction is currently proposed.

DIRECTOR INDEPENDENCE

For each director, the Board makes a determination of whether the director is “independent” under the criteria established by the Nasdaq Stock Market and other governing laws and regulations. In its review of director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company. The current directors are John P. Burke, Edward C. Callaway, Andrew B. Cogan, Dianne Dillon-Ridgley, Carl I. Gable, Daniel T. Hendrix, June M. Henton, Christopher G. Kennedy, K. David Kohler, James B. Miller, Jr. and Harold M. Paisner. As a result of its review, the Board has determined that all of the current directors, with the exception of Daniel T. Hendrix (who is an employee), are independent.

The independent directors meet in regularly scheduled executive sessions without Mr. Hendrix or other members of management present. In 2013, the independent directors met four times in executive session.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the Company’s equity compensation plans as of December 29, 2013.

Plan Category(1)	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)

Equity Compensation Plan Approved by Security Holders:
Omnibus Stock Plan	188,750	$8.18	1,570,003(2)

(1)	The Company does not have shares authorized for issuance under any compensation plan not approved by shareholders.
(2)	Each share issued under the Omnibus Stock Plan pursuant to an award other than a stock option will reduce the number of remaining shares available by 1.33 shares.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company is generally obligated to provide its Named Executive Officers with certain payments or other forms of compensation when their employment with the Company is terminated. The actual amount of compensation due each of the Named Executive Officers, as well as the duration of any periodic payments, depends on both the circumstances surrounding the termination, as well as the particulars of any employment-related agreements to which the Company and the Named Executive Officer are party.

Employment and Change in Control Agreements

As of December 29, 2013, the Company had Employment and Change in Control Agreements with Messrs. Hendrix, Lynch, Wells and Willoch (Mr. Coombs does not have an employment or change in control agreement), which generally describe the benefits payable at, following, or in connection with various termination scenarios. (The agreements have been in place since 1997 for Messrs. Hendrix, Wells and Willoch, and since 2005 for Mr. Lynch, with the primary substantive changes since execution being those necessary to bring the agreements into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.) Each Employment and Change in Control Agreement is for a rolling two-year term, such that the remaining term is always two years (until a specified retirement age). The Company may terminate any of such agreements at any time, with or without cause, and each executive may voluntarily terminate his respective employment upon 90 days notice. The agreements provide for certain benefits in the event of various termination scenarios, including termination without cause, termination with cause, voluntary retirement or resignation, termination due to death or disability, and termination in connection with a “change in control” (as defined in the agreements) of the Company. The agreements also provide for the executives to receive a tax “gross up” payment to cover the amount of any excise taxes imposed on the benefits payable in the event of a termination in connection with a “change in control.” (The tax gross up provision has been included in the agreements, without substantive change, since January 1999.) Each agreement also contains provisions placing restrictions on the executive’s ability to compete with the Company for a period of two years following the termination of his employment.

Payments to Named Executive Officers Upon Termination or Change in Control

In the event that any of the U.S.-based Named Executive Officers (i) retired or voluntarily resigned, (ii) died or suffered a disability, (iii) was terminated by the Company (x) with “cause”, (y) without “cause” or (z) experienced certain terminations (without cause) in connection with a “change in control” (as applicable, and as such terms are defined in the respective agreements) on December 27, 2013, they would have been entitled to receive the following types of payments and benefits, and would have been subject to the various restrictive covenants, described below. (Mr. Coombs does not have an employment or change in control agreement, and therefore in such events he would be entitled to receive only those benefits described below with respect to stock options and restricted stock, pursuant to the terms of the applicable award agreements.)

Upon Retirement or Voluntary Resignation:

Payment, Benefit or Restrictive Covenant	Entitled to Receive
Base Salary	Executive would be entitled to receive his base salary (then-current amount) through the effective date of retirement or resignation.
Bonus

Executive would be entitled to receive a prorated portion of his annual bonus opportunity calculated based on the date of retirement or resignation (e.g., a June 30 retirement or resignation would entitle executive to 50% of the bonus otherwise payable).

Stock Options

Executive would forfeit any unvested stock options; all previously-vested options would terminate over the period of time specified in the applicable stock option agreements (typically 12 to 24 months).

Restricted Stock

Executive would forfeit any unvested restricted stock awards, except that upon retirement at age 65 or thereafter executive would immediately vest in a percentage of all unvested restricted stock awards as specified in the applicable restricted stock agreement(s).

Salary Continuation Plan

Salary Continuation Plan participant (Messrs. Hendrix, Wells and Willoch) would receive full benefits upon retirement at age 65 after completing at least 15 years of service, payable for the remainder of his life (or, if elected, a reduced benefit for the remainder of his life and any surviving spouse’s life). A reduced benefit is available to participant beginning at age 55. Upon retirement or voluntary resignation prior to age 55, Salary Continuation Plan participants would receive no benefit. Participant is prohibited from competing with the Company while receiving benefits.

Other Employee Retirement Plans	No additional benefit beyond those to which the executive normally would be entitled under the Company’s 401(k) Plan and Nonqualified Plan following termination of employment.
Health, Life and Other Insurance Coverages

No additional benefits are received beyond those to which the executive normally would be entitled under the terms of the respective medical and/or insurance plans. Mr. Hendrix has a Split Dollar Insurance Policy as described in footnote 5 to the 2013 Summary Compensation Table.

Restrictive Covenants	Executive would be prohibited from competing with the Company, or soliciting its customers or employees, for a two year period following retirement or resignation.

Upon Death/Disability:

Payment, Benefit or Restrictive Covenant	Entitled to Receive
Base Salary	Executive would be entitled to receive his base salary (then-current amount) through the date of termination due to death/disability.
Bonus

Executive would be entitled to receive a prorated portion of his annual bonus opportunity calculated based on the date of termination due to death/disability (e.g., a June 30 termination due to death/disability would entitle executive to 50% of the bonus otherwise payable).

Stock Options

Executive would forfeit any unvested stock options; all previously-vested options would terminate over the period of time specified in the applicable stock option agreements (typically 12 to 24 months following termination due to disability and 24 months following termination due to death).

Restricted Stock	Executive would immediately vest in a percentage of all unvested restricted stock awards, as specified in the applicable restricted stock agreement(s).
Salary Continuation Plan

Upon Salary Continuation Plan participant’s death, he would receive a 10 year certain payout of an annual benefit level as if he were eligible for full benefits (e.g., age 65). Upon a participant’s disability, he would receive a payout at an annual benefit level that when combined with all other Company-sponsored disability security and salary continuation payments being paid, equals 66 2/3% of average salary and bonus during the preceding 1-3 years. The annual benefit level would continue for as long as the participant remains disabled, up to age 65, at which point the benefit would be reduced to the annual salary continuation benefit he would have received upon early retirement at age 55 (or such greater age at the time of becoming disabled). Participant is prohibited from competing with the Company while receiving benefits.

Other Employee Retirement Plans	No additional benefit beyond those to which the executive would be normally entitled under the Company’s 401(k) Plan and Nonqualified Plan following termination of employment.
Health, Life and Other Insurance Coverages

No additional benefits are received beyond those to which the executive would be normally entitled under the terms of the respective medical and/or insurance plans. Mr. Hendrix has a Split Dollar Insurance Policy as described in footnote 5 to the 2013 Summary Compensation Table.

Restrictive Covenants	Executive would be prohibited from competing with the Company, or soliciting its customers or employees, for a two year period following any termination due to disability.

Upon Termination With “Cause”:

Payment, Benefit or Restrictive Covenant	Entitled to Receive
Base Salary	Executive would be entitled to receive his base salary (then-current amount) through the effective date of termination.
Bonus	No benefit.
Stock Options	Executive would forfeit any unvested stock options; all previously-vested options would terminate three months following termination.
Restricted Stock	Executive would forfeit any unvested restricted stock awards.
Salary Continuation Plan

Salary Continuation Plan participant would receive no benefit (unless he had already attained age 55 after completing at least 15 years of service, in which case a reduced benefit would be payable for the remainder of his life, or, if elected, a further reduced benefit for the remainder of his life and any surviving spouse’s life).

Other Employee Retirement Plans	No additional benefit beyond those to which the executive would be normally entitled under the Company’s 401(k) Plan and Nonqualified Plan following termination of employment.
Health, Life and Other Insurance Coverages

No additional benefits are received beyond those to which the executive would be normally entitled under the terms of the respective medical and/or insurance plans. Mr. Hendrix has a Split Dollar Insurance Policy as described in footnote 5 to the 2013 Summary Compensation Table.

Restrictive Covenants	Executive would be prohibited from competing with the Company, or soliciting its customers or employees, for a two year period following termination.

Upon Termination Without “Cause”:

Payment, Benefit or Restrictive Covenant	Entitled to Receive
Base Salary	Executive would be entitled to receive his base salary in its then-current amount for two years.
Bonus

Executive would be entitled to receive bonus payments for two years as well as a prorated bonus for the year in which employment terminates, each calculated based on the average bonus (excluding special incentive plan bonuses) received by the executive during the two years prior to the effective termination date.

Stock Options

Executive would immediately vest in all unvested options. The options could be subsequently exercised over the period of time specified in the applicable stock option agreements (typically 12 to 24 months).

Restricted Stock	Executive would immediately vest in a percentage of all unvested restricted stock awards, as specified in the applicable restricted stock agreement(s).
Salary Continuation Plan

If Salary Continuation Plan participant already had attained age 55 after completing at least 15 years of service, he would receive a reduced benefit for the remainder of his life (or, if elected, a further reduced benefit for the remainder of his and any surviving spouse’s life). If Salary Continuation Plan participant had not already attained age 55 after completing at least 15 years of service, Salary Continuation Plan participant would remain eligible for participation in the plan as if he were to remain employed, and would receive a reduced benefit beginning at age 55 after completing at least 15 years of service, payable for the remainder of his life (or, if elected, a further reduced benefit for the remainder of his and any surviving spouse’s life). Participant is prohibited from competing with the Company while receiving benefits.

Other Employee Retirement Plans	Executive would be entitled to an amount equal to the matching contribution he would have received under the Company’s 401(k) Plan for the two-year period following termination.
Health, Life and Other Insurance Coverages	Executive would be entitled to continue coverages for two years, with the Company paying the associated premiums.
Restrictive Covenants	Executive would be prohibited from competing with the Company, or soliciting its customers or employees, for a two year period following termination.

Upon Termination Following “Change in Control”:

Payment, Benefit or Restrictive Covenant	Entitled to Receive
Base Salary	Executive would be entitled to receive his base salary in its then-current amount for two years. Such amount would be paid in a lump sum within 30 days after separation from service.
Bonus

Executive would receive bonus payments for two years as well as a prorated bonus for the year in which employment terminates, each calculated based on the average bonus (including any special incentive plan bonuses) received by the executive during the two years prior to the effective termination date. Such amount would be paid in a lump sum within 30 days after separation from service.

Stock Options

Executive would immediately vest in all unvested options. The options could be subsequently exercised over the period of time specified in the applicable stock option agreements (typically 12 to 24 months).

Restricted Stock	Executive would immediately vest in all unvested restricted stock awards.
Salary Continuation Plan

If Salary Continuation Plan participant already had attained age 55 after completing at least 15 years of service, he would receive a reduced benefit for the remainder of his life (or, if elected, a further reduced benefit for the remainder of his and any surviving spouse’s life). If Salary Continuation Plan participant had not already attained age 55 after completing at least 15 years of service, Salary Continuation Plan participant would remain eligible for participation in the plan as if he were to remain employed, and would receive a reduced benefit beginning at age 55 after completing at least 15 years of service, payable for the remainder of his life (or, if elected, a further reduced benefit for the remainder of his and any surviving spouse’s life). Participant would also receive the benefit of a cost of living adjustment calculated with reference to a specified consumer price index on each participant’s annual benefit amount (such adjustment accruing from the date of termination until such date that the participant begins to receive benefits, and not thereafter). Participant is prohibited from competing with the Company while receiving benefits.

Other Employee Retirement Plans	Executive would be entitled to an amount equal to the matching contribution he would have received under the Company’s 401(k) Plan for the two-year period following termination.
Health, Life and Other Insurance Coverages	Executive will be entitled to continue coverages for two years with the Company paying the associated premiums.
Restrictive Covenants	Executive would be prohibited from competing with the Company, or soliciting its customers or employees, for a two year period following termination.

The following tables summarize the benefits payable to each of the Named Executive Officers under his employment and (as applicable) change in control agreement (or, for Mr. Coombs, the terms of his individual equity award agreements) in effect on December 27, 2013 (the last business day of the Company’s 2013 fiscal year). The tables do not include amounts payable under employee benefit plans in which Company associates are eligible to participate on a non-discriminatory basis. The amounts shown in the tables below assume that a Named Executive Officer’s employment terminated as of December 27, 2013, and that the fair market value of the Company’s Common Stock was $21.54 per share.

Daniel T. Hendrix

	Retirement or Resignation	Death/Disability	Termination with Just Cause	Termination without Just Cause		Termination Following Change in Control(1)

	($)	($)	($)	($)		($)
Compensation:
Base salary	--	--	--	1,850,000		1,850,000
Bonus	752,361	752,361	--	1,428,020		1,428,020
Stock options	--	--	--	--		--
Restricted stock(2)	--	4,868,040	--	4,868,040		8,185,200

Benefits and Perquisites:
Salary continuation(3)	635,460	836,132 / 882,410	--	635,460	(6)	635,460	(6)
Retirement plans(4)	--	--	--	12,750		12,750
Health, life and other insurance(5)	--	--	--	47,992		47,992
Excise tax gross-up	--	--	--	--		4,325,520	(7)

Patrick C. Lynch

	Retirement or Resignation	Death/Disability	Termination with Just Cause	Termination without Just Cause	Termination Following Change in Control(1)

	($)	($)	($)	($)	($)
Compensation:
Base salary	--	--	--	835,600	835,600
Bonus	241,379	241,379	--	592,134	592,134
Stock options	--	--	--	--	--
Restricted stock(2)	--	1,543,707	--	1,543,707	2,477,100

Benefits and Perquisites:
Salary continuation	--	--	--	--	--
Retirement plans(4)	--	--	--	15,300	15,300
Health, life and other insurance(5)	--	--	--	47,058	47,058
Excise tax gross-up	--	--	--	--	--

John R. Wells

	Retirement or Resignation	Death/Disability	Termination with Just Cause	Termination without Just Cause		Termination Following Change in Control(1)

	($)	($)	($)	($)		($)
Compensation:
Base salary	--	--	--	1,178,400		1,178,400
Bonus	50,624	50,624	--	599,923		599,923
Stock options	--	--	--	--		--
Restricted stock(2)	--	1,543,707	--	1,543,707		2,477,100

Benefits and Perquisites:
Salary continuation(3)	--	484,396 / 591,198	--	--	(6)	--	(6)
Retirement plans(4)	--	--	--	15,300		15,300
Health, life and other insurance(5)	--	--	--	48,937		48,937
Excise tax gross-up	--	--	--	--		3,993,474	(7)

Robert A. Coombs

	Retirement or Resignation	Death/Disability	Termination with Just Cause	Termination without Just Cause	Termination Following Change in Control(8)

	($)	($)	($)	($)	($)
Compensation:
Base salary	--	--	--	--	--
Bonus	--	--	--	--	--
Stock options	--	--	--	--	--
Restricted stock(2)	--	1,234,974	--	1,234,974	1,927,830

Benefits and Perquisites:
Salary continuation	--	--	--	--	--
Retirement plans	--	--	--	--	--
Health, life and other insurance	--	--	--	--	--
Excise tax gross-up	--	--	--	--	--

Raymond S. Willoch

	Retirement or Resignation	Death/Disability	Termination with Just Cause	Termination without Just Cause		Termination Following Change in Control(1)

	($)	($)	($)	($)		($)
Compensation:
Base salary	--	--	--	835,600		835,600
Bonus	241,379	241,379	--	602,924		602,924
Stock options	--	--	--	--		--
Restricted stock(2)	--	1,181,124	--	1,181,124		1,873,980

Benefits and Perquisites:
Salary continuation(3)	220,814	368,023 / 440,849	--	220,814	(6)	220,814	(6)
Retirement plans(4)	--	--	--	15,300		15,300
Health, life and other insurance(5)	--	--	--	48,134		48,134
Excise tax gross-up	--	--	--	--		--	(7)

(1)

Unlike a number of publicly-traded companies, the Company does not utilize a “single trigger” concept for severance payments in its Employment and Change in Control Agreements. The “Change in Control” (as defined in the applicable agreements) does not, by itself, provide the Named Executive Officer with any right to resign and receive a severance benefit. Instead, for severance benefits to be payable, there must be a “second trigger” of either (i) an “Involuntary Separation from Service” or (ii) a “Separation from Service for Good Reason” (essentially, resignation in the face of negative changes in executive’s employment relationship with the Company) that occurs within 24 months after the date of a Change in Control. The amounts included in this column thus assume that both a “Change in Control” and a subsequent termination (as described immediately above) occurred as of December 27, 2013. If a related termination did not in fact occur, no severance payments would be payable. The amounts in this column for Base Salary and Bonus would be paid in a lump sum within 30 days.

(2)	These amounts assume each Named Executive Officer sold all newly vested shares of restricted stock immediately upon termination of employment.

(3)

The amounts included in the “Death/Disability” column represent the annual payments to which Messrs. Hendrix, Wells and Willoch would be entitled under the Salary Continuation Plan following their death or disability as of December 27, 2013. The annual benefit amount following a participant’s death would be paid for 10 years, after which time it would permanently cease. In the event of a participant’s disability, the annual benefit amount would continue for as long as the participant continued to suffer the qualifying disability, up to age 65, at which point a reduced annual benefit would be payable ($635,460, $290,638 and $220,814 for Messrs. Hendrix, Wells and Willoch, respectively, assuming no election of the extended spousal life benefit described above). For Messrs. Hendrix and Willoch, the amount reported in the “Retirement or Resignation” column represents the annual payment to which he would be entitled under the Salary Continuation Plan following his retirement or resignation as of December 27, 2013, assuming no election of surviving spouse benefits.

(4)

The amounts noted for Messrs. Hendrix, Lynch, Wells and Willoch represent payments required to be made by the Company to each executive in lieu of 401(k) Plan matching contributions, following termination, and assume each executive maintained the maximum level of contribution to the 401(k) Plan as in effect on the date of termination.

(5)

These amounts represent premiums paid by the Company on behalf of each Named Executive Officer following termination, and assume each Named Executive Officer chose to maintain his current coverages under the various medical and/or insurance plans in which he was a participant.

(6)

For Messrs. Hendrix and Willoch, the amount represents the annual payment to which he would be entitled under the Salary Continuation Plan, payable for the remainder of his life and assuming no election of surviving spouse benefits. If Mr. Wells were terminated on December 27, 2013 without cause or following a “Change in Control”, he would not be entitled to any accelerated vesting and/or immediate payment of Salary Continuation Plan benefits. Instead, he would remain eligible for participation in the Salary Continuation Plan as if he remained employed, and would receive reduced benefits ($290,638) beginning at age 55. The benefits are payable annually for the remainder of his life, or, if elected, a further reduced benefit is payable for the remainder of his and any surviving spouse’s life. However, the excise tax calculations performed pursuant to Sections 4999 and 280G of the Internal Revenue Code require, for purposes of the presentation for a termination following a Change in Control and the resulting excise tax “gross-up” set forth herein for each executive (including Mr. Hendrix), that the full lifetime benefit amount ultimately payable to each Salary Continuation Plan participant (reduced to a net present value) be included. The aggregate actuarial lifetime benefit amounts payable, reduced to a present value and assuming Salary Continuation Plan benefits are paid beginning at age 65, are $10,461,348, $5,511,260 and $4,372,480 for Messrs. Hendrix, Wells and Willoch, respectively.

Each Salary Continuation Plan participant would, however, in the case of a termination following a Change in Control, receive the benefit of a cost of living adjustment calculated with reference to a specified consumer price index on each participant’s annual Salary Continuation Plan benefit amount (such adjustment accruing from the date of termination until such date that the participant actually begins to receive benefits, and not thereafter). The aggregate actuarial lifetime value of the cost of living adjustment, reduced to a present value and assuming Salary Continuation Plan benefits are paid beginning at age 55 (or, in the case of Mr. Hendrix, his actual age of 59), are $0, $285,177 and $0 for Messrs. Hendrix, Wells and Willoch, respectively.

(7)

As discussed in Footnote 6, these amounts are calculated assuming (as applicable) the inclusion of the full lifetime benefit amount ultimately payable to each Salary Continuation Plan participant (reduced to a net present value) in connection with a termination following a Change in Control. To the extent that the cost of living adjustment amounts referenced in Footnote 6, rather than the full lifetime benefit amounts, were instead included in the Section 280G excise tax calculations, no excise tax “gross-up” benefits would be payable to Messrs. Wells or Willoch in connection with a termination following a Change in Control, while the same benefit amount would be payable to Mr. Hendrix. The excise tax “gross-up” amounts presented further assume that none of the payments in the event of a termination following a Change in Control would be categorized as “reasonable compensation” (such as, for example, payments associated with non-compete and other restrictive covenants) for purposes of the Section 280G excise tax calculation. The Company believes that a substantial amount of the payments could be deemed “reasonable compensation” for purposes of Section 280G, which could substantially reduce the excise tax “gross-up” payable hereunder.

APPROVAL oF Executive Compensation

(Item 2)

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), the Company is asking its shareholders to vote, on an advisory basis, to approve the compensation of its Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of the Company’s Named Executive Officers.

Compensation Program and Philosophy

Our executive compensation program is designed to attract, reward and retain key employees, including our Named Executive Officers, who are critical to the Company’s long-term success. Shareholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement for greater detail about the Company’s executive compensation programs, including information about the fiscal year 2013 compensation of the Named Executive Officers.

The Company is asking the shareholders to indicate their support for the compensation of the Company’s Named Executive Officers as described in this Proxy Statement by voting in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory, non-binding basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections, and the related compensation tables, notes, and narrative in this Proxy Statement.”

Even though this say-on-pay vote is advisory and therefore will not be binding on the Company, the Compensation Committee and the Board value the opinions of the Company’s shareholders. Accordingly, to the extent there is a significant vote against the compensation of the Named Executive Officers, the Board will consider the shareholders’ concerns and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.

You may vote “for,” “against,” or “abstain” from the proposal to approve on an advisory basis the compensation of our Named Executive Officers.

Vote Required and Recommendation of the Board

Under the Company’s Bylaws, the compensation of the Named Executive Officers is approved on an advisory basis if the affirmative votes cast by the holders of the Company’s outstanding shares of Common Stock entitled to vote and represented (in person or by proxy) at the meeting exceed the negative votes. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF EXECUTIVE COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT, AND THE PROXY SUBMITTED BY TELEPHONE OR INTERNET OR PROXY CARD WILL BE VOTED IN THIS MANNER UNLESS THE SHAREHOLDER SUBMITTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY (OR ABSTAINS).

APPROVAL OF THE EXECUTIVE BONUS PLAN

(ITEM 3)

On February 19, 2014, the Board of Directors approved and adopted an amended and restated Executive Bonus Plan (the “Bonus Plan”). The purposes of the Bonus Plan are to support the Company’s ongoing efforts to attract, retain and develop exceptional executive talent and to enable the Company to provide incentives directly linked to the Company’s objectives. The amended and restated Bonus Plan is substantially similar to the previous executive bonus plan which was adopted by the Board and approved by shareholders in 2009. The Company’s shareholders are being asked to approve the Bonus Plan solely for the purpose of ensuring that bonuses paid to the Company’s chief executive officer and its four other most highly compensated executive officers (potential “Section 162(m) Officers”) are fully deductible for tax purposes by the Company without regard to the limitations of Section 162(m) of the Internal Revenue Code. The full text of the Bonus Plan is set forth in Appendix A to this Proxy Statement.

The Bonus Plan will be administered by the Compensation Committee of the Board of Directors, which has full discretionary authority in all matters relating to the discharge of its responsibilities and the exercise of its authority under the Bonus Plan. All decisions of the Compensation Committee and its actions with respect to the Bonus Plan will be final, binding and conclusive.

The Bonus Plan applies to executive officers of the Company. As of April 1, 2014, the Company had eight executive officers. The Compensation Committee will determine which of the Company’s executive officers will participate in the Bonus Plan for each performance period. The Compensation Committee specifically identifies any participants who it determines are Section 162(m) Officers with respect to each performance period. For fiscal year 2014, Messrs. Hendrix, Lynch, Wells and Willoch have been designated as Section 162(m) Officers.

The Compensation Committee will establish the commencement date and end date for each “performance period” during which corresponding performance objectives must be met. The Compensation Committee will grant awards under the Bonus Plan for each performance period at such time as it deems appropriate; provided, that awards to Section 162(m) Officers are made no later than 90 days after the first day of each performance period. Potential bonuses payable under the Bonus Plan will be tied to the attainment of specified performance objectives, are not related to past performance, and are stated as a percentage of each participant’s base salary. Performance objectives may relate to attainment by the Company or a subsidiary or business unit of specified levels or increases in any or all of the following: (1) operating income; (2) cash flow, (3) reduction of off-quality and waste; (4) return on equity; (5) earnings per share; (6) total earnings; (7) return on capital; (8) return on assets; (9) earnings before interest and taxes; (10) gross margin; (11) economic value added; (12) sales; (13) the fair market value of Interface’s common stock; (14) improvement in fixed charge coverage ratio; (15) debt reduction and/or cash accumulation; (16) dividends; (17) operating income margin; (18) operating income contribution margin; (19) earnings before interest, taxes, depreciation and amortization; or (20) measurable financial criteria associated with credit facility, bond indenture or other covenants. Approval of the Bonus Plan by the shareholders includes and will constitute approval of these performance objectives. In addition, as to participants who are not Section 162(m) Officers, the Committee may establish other performance objectives, including goals relating to individual performance and non-financial objectives.

The Compensation Committee will determine the extent to which the performance objectives for the corresponding performance period have been attained and determine the actual bonus amount payable to each participant in accordance with the awards established for the performance period. The Compensation Committee may not increase the amount of a Section 162(m) Officer’s bonus for any reason. Subject to the foregoing, the Compensation Committee will have the authority, in its sole discretion, to adjust the bonus payable to any participant based on individual or Company performance factors during the performance period that the Compensation Committee deems relevant. The maximum potential bonus amount payable under the Bonus Plan to any participant with respect to any fiscal year will be $1,850,000.

The Board of Directors has approved the Bonus Plan, and has recommended that it be submitted to the shareholders at the annual meeting for their approval. The Board of Directors may terminate the Bonus Plan at any time and may, from time to time, amend the terms of the Bonus Plan; provided, however, that no such amendment shall adversely affect any right of a participant with respect to any award previously made, and provided further that no amendment that requires shareholder approval for the Bonus Plan to continue to comply with Section 162(m) shall be effective absent shareholder approval. To the extent required under Section 162(m) of the Internal Revenue Code, the Bonus Plan will again be submitted to shareholders for approval after five years. The Board of Directors believes that the approval of the Bonus Plan is in the Company’s and shareholders’ best interests.

Because benefits under the Bonus Plan will depend on the discretion of the Compensation Committee, it is not possible to determine the total benefits that will be received if the Bonus Plan is approved by shareholders. For reference, bonus compensation for fiscal years 2011-2013 received by or allocated to the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company under the executive bonus plan is included in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table” in this Proxy Statement.

Vote Required and Recommendation of Board

Under the Company’s Bylaws, the Bonus Plan is approved by shareholders if the affirmative votes cast by the Company’s outstanding shares entitled to vote and represented (in person or by proxy) at the meeting exceed the negative votes. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL, AND THE PROXY SUBMITTED BY TELEPHONE OR INTERNET OR PROXY CARD WILL BE VOTED IN THIS MANNER UNLESS THE SHAREHOLDER SUBMITTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY (OR ABSTAINS).

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(ITEM 4)

Information Concerning the Company’s Accountants

BDO USA, LLP (“BDO USA”) acted as the Company’s independent auditor during the past fiscal year. The Audit Committee has again appointed BDO USA to act as the independent auditor of the Company for fiscal year 2014. The Board of Directors will present to the annual meeting a proposal that such appointment be ratified. Should the shareholders fail to ratify the appointment, the Audit Committee will reconsider its selection, but may continue the engagement. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time. BDO USA has no financial interest, direct or indirect, in the Company or any subsidiary.

A representative of BDO USA is expected to be present at the annual meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

Audit and Non-Audit Fees

The following table shows the fees for professional audit and other services provided by BDO USA to the Company for fiscal years 2013 and 2012.

	2013	2012
Audit Fees[1]	$1,513,500	$1,562,000
Audit-Related Fees[2]	20,000	20,000
Tax Fees[3]	55,000	80,000
All Other Fees[4]	--	--
Total	$1,588,500	$1,662,000

(1)

“Audit Fees” consist of fees billed or accrued for professional services rendered for the audit of the Company’s annual financial statements, audit of the Company’s effectiveness of internal control over financial reporting, review of the interim financial statements included in quarterly reports, and services that are normally provided by BDO USA in connection with statutory and regulatory filings.

(2)	“Audit-Related Fees” consist of fees billed or accrued primarily for employee benefit plan audits and other attestation services.
(3)	“Tax Fees” consist of fees billed or accrued for professional services rendered for tax compliance, tax advice and tax planning, both domestic and international.
(4)

“All Other Fees” consist of fees billed or accrued for those services not captured in the audit, audit-related and tax categories. The Company generally does not request such services from the independent auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with the Securities and Exchange Commission policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent auditors.

These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for and detailed as to the particular services or category of services and is generally subject to a specific budget. None of the services rendered by the independent auditors under the categories “Audit-Related Fees”, “Tax Fees” and “All Other Fees” described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the Commission.

Vote Required and Recommendation of the Board

Under the Company’s Bylaws, the proposal to ratify the appointment of BDO USA to act as the Company’s independent auditors for fiscal year 2014 is approved if the affirmative votes cast by the holders of the Company’s outstanding shares of Common Stock entitled to vote and represented (in person or by proxy) at the meeting exceed the negative votes. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL, AND THE PROXY SUBMITTED BY TELEPHONE OR INTERNET OR PROXY CARD WILL BE VOTED IN THIS MANNER UNLESS THE SHAREHOLDER SUBMITTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY (OR ABSTAINS).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the Nasdaq Stock Market reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during fiscal 2013 all filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were met, except that Mr. Coombs filed a Form 4 two days late with regard to his purchase of 40 shares on February 25, 2013, and Mr. Burke filed a Form 3 two days late with regard to his election as a director.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to an Audit Committee Charter that was adopted by the Board of Directors. (A copy of the Audit Committee Charter may be viewed on the Company’s website, www.interfaceglobal.com/Investor-Relations/Corporate-Governance/Audit-Committee-Charter.aspx.) The Company’s management is responsible for its internal accounting controls and the financial reporting process. The Company’s independent auditors, BDO USA, are responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States. The independent accountants also are responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles, and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and BDO USA. In addition, the Audit Committee has discussed with BDO USA the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 16, “Communications with Audit Committees,” as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from BDO USA required by applicable Public Company Accounting Oversight Board rules regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountants their independence. The Audit Committee has also considered whether the provision of any services discussed above in Item 4 under the caption “Ratification of Appointment of Independent Auditors – Audit and Non-Audit Fees” by BDO USA is compatible with maintaining BDO USA’s independence.

The Board of Directors, in its business judgment, has determined that all three members of the Audit Committee are “independent,” as required by applicable listing standards of the Nasdaq Stock Market as currently in effect. Although the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting (including in respect of auditor independence), the Board of Directors determined that Mr. Gable does qualify as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and BDO USA. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has followed appropriate accounting and financial reporting principles or maintained appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are “independent.”

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2013 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE Carl I. Gable (Chair) Dianne Dillon-Ridgley Harold M. Paisner

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company’s 2015 annual meeting must be received by the Company no later than December 2, 2014, in order to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy for that meeting. In addition, in accordance with Article II, Section 9, of the Bylaws of the Company, proposals of shareholders intended to be presented at the Company’s 2015 annual meeting must be presented to the Board of Directors by no later than 90 days prior to that annual meeting, with such deadline for presentation of proposals estimated to be February 13, 2015.

COMMUNICATING WITH THE BOARD

Shareholders wishing to communicate with the Board of Directors may send communications via U.S. mail to the following address:

Chairman of the Board

Interface, Inc.

2859 Paces Ferry Road

Suite 2000

Atlanta, GA 30339

From time to time, the Board may change the process by which shareholders may communicate with the Board or its members. The Company’s website, www.interface.com, will reflect any changes to the process.

Attendance of Board members at annual meetings is left to the discretion of each individual Board member. Three Board members attended the 2013 annual meeting (either in person or by telephone).

“HOUSEHOLDING” OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold shares as the registered holder. You can notify us by sending a written request to Interface, Inc., Attn: Secretary, 2859 Paces Ferry Road, Suite 2000, Atlanta, Georgia 30339.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

The Company knows of no matters other than those stated above that are to be brought before the meeting. However, if any other matter should be properly presented for consideration and voting, it is the intention of the persons named as proxies in the enclosed Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

By order of the Board of Directors

/s/ Raymond S. Willoch
Raymond S. Willoch
Secretary
April 1, 2014

Appendix A

INTERFACE, INC.

EXECUTIVE BONUS PLAN

(adopted February 19, 2014)

1. PURPOSE.

The purpose of the Interface, Inc. Executive Bonus Plan is to provide bonus compensation opportunities which support the Company’s on-going efforts to attract, retain and develop exceptional executive talent and which provide incentives directly linked to the Company’s business objectives. The Plan is intended to meet the requirements for "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended.

2. DEFINITIONS.

The following capitalized terms, as used herein, shall have the following meanings:

(a) "Annual Base Salary" shall mean: (1) with respect to any Participant other than a Section 162(m) Officer, the base salary paid to such Participant during any Performance Period (up to a maximum of one year’s base salary paid); and (2) with respect to any Section 162(m) Officer, the annual rate of base salary of such Section 162(m) Officer in effect on the first day of any Performance Period.

(b) "Award" shall mean an incentive compensation award, granted pursuant to the Plan, which is contingent upon the attainment of Performance Goals with respect to a Performance Period.

(c) "Board" shall mean the Board of Directors of Interface.

(d) "Change in Control" shall mean the occurrence of an event described in Section 5(d) hereof.

(e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

(f) "Committee" shall mean a committee of the Board as described in Section 3 hereof.

(g) "Company" shall mean, collectively, Interface and its direct and indirect subsidiaries.

(h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(i) "Interface" shall mean Interface, Inc., a Georgia corporation.

(j) "Participant" shall mean an executive officer of the Company who is, pursuant to Section 4 of the Plan, selected to participate in the Plan.

(k) "Performance Goal" shall mean the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period as a condition of the Participant's receipt of payment with respect to an Award. Performance Goals may relate to attainment by the Company or a subsidiary or business unit of specified levels or increases in any or all of the following: (1) operating income; (2) cash flow, (3) reduction of off-quality and waste; (4) return on equity; (5) earnings per share; (6) total earnings; (7) return on capital; (8) return on assets; (9) earnings before interest and taxes; (10) gross margin; (11) economic value added; (12) sales; (13) the fair market value of Interface’s common stock; (14) improvement in fixed charge coverage ratio; (15) debt reduction and/or cash accumulation; (16) dividends; (17) operating income margin; (18) operating income contribution margin; (19) earnings before interest, taxes, depreciation and amortization; or (20) measurable financial criteria associated with credit facility, bond indenture or other covenants. In addition, with respect to Participants who are not Section 162(m) Officers, the Committee may establish other Performance Goals, including goals relating to individual performances and non-financial objectives.

 (l) "Performance Period" shall mean the Company's fiscal year or such other time period determined by the Committee during which Performance Goals are to be met.

(m) "Plan" shall mean the Interface, Inc. Executive Bonus Plan.

(n) "Section 162(m) Officer" shall mean an officer of the Company who, in the Committee's determination made at the time of any Award, is or may become a "covered employee" as defined in Section 162(m) of the Code and the regulations thereunder.

3. ADMINISTRATION.

(a) GENERAL. The Plan shall be administered by the Compensation Committee of the Board. The Committee shall have the authority in its sole discretion, subject to the express provisions of the Plan, to administer the Plan and to exercise all the powers and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation: the authority to grant Awards; to determine the persons to whom, and the time or times at which, Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including Performance Goals, relating to any Award; to determine the commencement date and end date for each Performance Period; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, or surrendered; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules, regulations and procedures relating to the Plan; to determine the terms and provisions of Awards; and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

(b) MEMBERS. The Committee shall consist of two or more members of the Board, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

(c) LIABILITY. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4. ELIGIBILITY.

The Committee shall select which executive officers of the Company are to participate in the Plan for a Performance Period. In selecting the officers of the Company who are eligible to participate in the Plan and in establishing the terms of Awards granted to such Participants, the Committee may accept such recommendations of the senior management of the Company as it deems appropriate. The Committee shall specifically identify any Participants whom it determines are Section 162(m) Officers with respect to each fiscal year.

5. TERMS OF AWARDS.

(a) IN GENERAL. The Committee shall grant awards under the Plan for each Performance Period at such time or times as it deems appropriate; provided, Awards to Section 162(m) Officers shall be made not later than 90 days after the first day of each Performance Period. Awards shall be expressed as a percentage of a Participant's Annual Base Salary. The Committee shall specify the Performance Goals applicable to each Award, as well as the percentage of the Award assigned to each Performance Goal. The terms of an Award may contain a range of target levels so that a Participant who fails to achieve the maximum target level for a Performance Goal may still earn a portion of the potential bonus related to such Performance Goal. The terms of an Award to a Section 162(m) Officer must state an objective formula or standard for determining the amount of compensation payable to the Participant. The maximum amount of compensation that may be paid to any Participant with respect to any fiscal year under any and all Awards is $1,850,000. Unless otherwise provided by the Committee in connection with the termination of employment of a Participant due to death or disability prior to the last day of a Performance Period, or except as set forth in Section 5(d) hereof, payment in respect of Awards to a Section 162(m) Officer shall be made only if and to the extent the Performance Goals with respect to such Performance Period are attained and the Participant is employed by the Company on the last day of the Performance Period. Awards granted pursuant to the Plan shall be evidenced in the minutes of the Committee or in such other written form as the Committee shall determine appropriate.

(b) CERTIFICATION OF PERFORMANCE CRITERIA. After the end of each Performance Period, the Committee shall determine the extent to which the Performance Criteria have been achieved for that Performance Period and shall approve the compensation to be paid to each Participant. The Committee in its sole discretion (but subject to any contractual rights of the executive) may reduce, but not increase, the amount of compensation that otherwise would be payable under the Plan to a Section 162(m) Officer if the Committee determines such reduction to be appropriate based on personal, corporate or other factors that the Committee deems appropriate. With respect to Participants other than Section 162(m) Officers, the Committee may take into account such factors (including, without limitation, individual job performance, the effect of unanticipated events on the Company's financial performance or other subjective criteria) as it deems appropriate in determining the degree to which the Performance Criteria have been satisfied (or were reasonable under the circumstances) and in determining the amount of compensation payable to any such Participant.

(c) TIME AND FORM OF PAYMENT. Unless otherwise determined by the Committee, all payments in respect of Awards granted under this Plan shall be made in cash within a reasonable period after the end of the Performance Period, subject to deferral as provided by the Committee or under any applicable deferred compensation plan of the Company.

(d) CHANGE IN CONTROL. Notwithstanding any other provision of the Plan to the contrary, if, while any Awards remain outstanding under the Plan, a "Change in Control" of Interface shall occur, the Performance Period(s) outstanding at the time of such Change in Control shall be deemed to have been completed, the maximum level of performance set forth under the respective Performance Goals shall be deemed to have been attained and a pro rata portion (based on the number of full and partial months that have elapsed with respect to such Performance Period) of each outstanding Award granted to each Participant for the outstanding Performance Period shall become immediately payable in cash to each Participant. For purposes of this Section 5(d), a Change in Control of Interface shall occur upon the happening of the earliest to occur of the following:

(1) The acquisition by any "person," entity, or "group" of "beneficial ownership" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and rules promulgated thereunder) of more than 30 percent of the outstanding capital stock entitled to vote for the election of directors ("Voting Stock") of (A) Interface, or (B) any corporation which is the surviving or resulting corporation, or the transferee corporation, in a transaction described in clause (2)(A) or (2)(B) immediately below;

(2) The effective time of (A) a merger, consolidation or other business combination of Interface with one or more corporations as a result of which the holders of the outstanding Voting Stock of Interface immediately prior to such merger or consolidation hold less than 51 percent of the Voting Stock of the surviving or resulting corporation, or (B) a transfer of all or substantially all of the property or assets of the Company other than to an entity of which Interface owns at least 51 percent of the Voting Stock, or (C) a plan of complete liquidation of Interface; and

(3) The election to the Board, without the recommendation or approval of the incumbent Board, of the lesser of (A) four directors, or (B) directors constituting a majority of the number of directors of Interface then in office.

6. GENERAL PROVISIONS.

(a) NONTRANSFERABILITY. Awards shall not be transferable by a Participant except by will or the laws of descent and distribution.

(b) NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in any Award or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

(c) WITHHOLDING TAXES. The Company shall have the right to withhold the amount of any taxes that the Company may be required to withhold before delivery of payment of an Award to the Participant or other person entitled to such payment, or to make such other arrangements for the withholding of taxes that the Company deems satisfactory.

(d) AMENDMENT, TERMINATION AND DURATION OF THE PLAN. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment that requires shareholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under the Plan. To the extent then required under Section 162(m) of the Code, the Plan shall again be submitted to the shareholders of the Company for approval no later than the first shareholder meeting that occurs in the fifth year following the year in which the shareholders first approve the Plan.

(e) PARTICIPANT RIGHTS. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

(f) GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Georgia without giving effect to the conflict of laws principles thereof.

(g) EFFECTIVE DATE. The Plan shall take effect upon its adoption by the Board; provided, however, that the Plan shall be subject to the requisite approval of the shareholders of the Company to the extent required under Section 162(m) of the Code.

(h) BENEFICIARY. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the Participant's estate shall be deemed to be the Participant's beneficiary.

(i) INTERPRETATION. The Plan is designed and intended to comply, to the extent applicable, with the requirements for qualified performance-based compensation under Section 162(m) of the Code, and all applicable provisions hereof shall be construed in a manner to so comply. The Plan is also intended to comply, to the extent applicable, with the requirements of Section 409A of the Code, and all applicable provisions hereof shall be construed in a manner to so comply.

Interface®

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE__________ SACKPACK__________

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 12, 2014.

Vote by Internet

- Go to **www.envisionreports.com/TILE**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - John P. Burke	☐	☐	02 - Edward C. Callaway	☐	☐	03 - Andrew B. Cogan	☐	☐
04 - Carl I. Gable	☐	☐	05 - Daniel T. Hendrix	☐	☐	06 - June M. Henton	☐	☐
07 - Christopher G. Kennedy	☐	☐	08 - K. David Kohler	☐	☐	09 - James B. Miller, Jr.	☐	☐
10 - Harold M. Paisner	☐	☐						

Proposal	For	Against	Abstain	Proposal	For	Against	Abstain
2. Approval of executive compensation.	☐	☐	☐	3. Approval of the Interface, Inc. Executive Bonus Plan.	☐	☐	☐
4. Ratification of the appointment of BDO USA, LLP as independent auditors for 2014.	☐	☐	☐	5. In accordance with their best judgment, with respect to any other matters that may properly come before the meeting.			

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this Proxy. Please sign and date this Proxy exactly as name appears. NOTE: When signing as an attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Interface®

Proxy — Interface, Inc.

COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Daniel T. Hendrix and James B. Miller, Jr., or either of them, with the power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of Interface, Inc. to be held on May 12, 2014, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACES PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.